Exhibit 99.1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held April 25, 2008

TIME AND DATE:	11:00 a.m. local time on April 25, 2008

PLACE:	Executive Offices of the Company 15601 Dallas Parkway, Suite 600 Addison, Texas 75001

ITEMS OF BUSINESS:	(1) To elect five individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) A proposal to approve a fourth amendment and restatement of our Third Articles of Amendment and Restatement, as supplemented by Articles Supplementary, in connection with a possible initial public offering of shares of our common stock. Even if approved by our stockholders, the proposed amendment and restatement of our charter will not be implemented unless we commence an initial public offering of shares of our common stock by December 31, 2008.

RECORD DATE:	You can vote if you are a stockholder of record as of the record date, the close of business on March 17, 2008.

PROXY VOTING:

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Special Meeting by completing, signing, dating and returning the proxy card sent to you in the preaddressed envelope provided or by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Secretary

April 7, 2008

Dallas, Texas

206409

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2008

We are providing these proxy materials in connection with the solicitation by the board of directors (the “Board”) of Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I,” the “Company,” “we,” “our” or “us”), a Maryland corporation, of proxies for use at the Special Meeting of Stockholders (such meeting, and any adjournments or postponements thereof, the “Special Meeting”) to be held on April 25, 2008, at 11:00 a.m. local time at the offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

This Proxy Statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about April 7, 2008.

Stockholders Entitled to Vote

Holders of shares of our common stock at the close of business on March 17, 2008 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Special Meeting. As of the Record Date, there were approximately 14.3 million shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important. You can save us the cost of a second mailing by voting promptly.

Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Voting by proxy will not limit your right to vote at the Special Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Special Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the five nominees named herein and FOR the proposed amendment and restatement of our charter.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Special Meeting. If a share is represented for any purpose at the Special Meeting, it is deemed to be present for quorum purposes and for all other matters as well. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum, but will not be counted as votes cast.

A plurality of the votes cast in person or by proxy at the Special Meeting is required for the election of directors, provided a quorum is present. Withheld votes and abstentions will not have the effect of a vote for or against each nominee for director.

Approval of the proposed amendment and restatement of our charter requires the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting. Abstentions will have the effect of a vote against the proposal to amend and restate our charter.

Proxy Voting By Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards. Stockholders of record with Internet access may also submit proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for instructions. If you choose not to authorize a proxy by telephone or by Internet, please complete, sign and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of such revocation to the Secretary of Behringer Harvard Multifamily REIT I;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•                  attending and voting your shares in person at the Special Meeting. Attending the Special Meeting will not revoke your proxy unless you specifically request.

Proxy Solicitation

We have hired DST Systems, Inc. (“DST”) to assist us in distributing proxy materials. We do not expect to pay DST to solicit votes. Our officers and employees of our advisor or its affiliates may solicit proxies, but they will not be specifically compensated for these services. The costs of proxy solicitation will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of five members, three of whom (E. Alan Patton, Roger D. Bowler and Sami S. Abbasi) have been determined by the board of directors to be “independent” as that term is defined in our charter. The Board has proposed the following nominees for election as directors, each to serve for a term ending at the next Annual Meeting of Stockholders: Robert M. Behringer, Robert S. Aisner, E. Alan Patton, Roger D. Bowler and Sami S. Abbasi. Each nominee currently serves as a director and, if reelected as a director, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement. The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

The principal occupation and certain other information about the nominees are set forth below.

THE BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

Robert M. Behringer, 60, is our Chairman of the Board. Mr. Behringer is also the Chief Executive Officer of Behringer Harvard Multifamily Advisors I LP, our advisor. Mr. Behringer is also the founder, sole manager and Chief Executive Officer of Behringer Harvard Holdings, LLC, the parent company of our advisor. Mr. Behringer also serves as the Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I, Inc., Behringer Harvard REIT II, Inc., Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc., all publicly registered real estate investment trusts, except for Behringer Harvard REIT II, Inc., which has filed a registration statement with the Securities and Exchange Commission (the “SEC”) that is not yet effective. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP, private real estate limited partnerships. Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States. The portfolio included institutional-quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space. Since the founding of the Behringer Harvard organization, Mr. Behringer’s experience includes an additional 127 properties, with over 29 million square feet of office, retail, industrial, apartment, hotel and recreational properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds FINRA Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute

and the Real Estate Council. Mr. Behringer also was a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner, 61, is our Chief Executive Officer and also serves as one of our directors. In addition, Mr. Aisner serves as President, Chief Operating Officer and a director of Behringer Harvard REIT I, Inc., Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc. and President and Chief Operating Officer of Behringer Harvard REIT II, Inc. Mr. Aisner is also President of the other Behringer Harvard companies, including our advisor. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as:  (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT focused on the development, acquisition and management of upscale apartment communities and serves as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities; (2) President of AMLI Management Company, which oversees all of AMLI’s apartment operations in 80 communities; (3) President of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties; (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services; and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group. From 1984 to 1994, Mr. Aisner was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

E. Alan Patton, 45, has served as one of our independent directors since November 2006. Mr. Patton is President of The Morgan Group, Inc., an apartment development and management company, and has been responsible for the day-to-day operations of The Morgan Group since 1999. From 1990 to 1998, Mr. Patton was the Managing Director of the Chase Bank of Texas Realty Advisory Group (formerly known as Texas Commerce Realty Advisors). During his eight-year tenure at Chase Bank, Mr. Patton developed and managed Chase’s Real Estate Mezzanine Financing product, worked in the Real Estate Workout/Restructuring Group and the Commercial Real Estate Lending Group. Mr. Patton previously served as a Project Manager with a Houston-based commercial general contractor, Miner-Dederick Companies, Inc., where he managed office and medical building construction projects nationwide for eight years. Mr. Patton attended Harding University and the University of Houston, from which he received his Bachelor in Science - Finance degree and his Masters of Business Administration. Mr. Patton is on the Board of Directors of National Multi Housing Council and a council member of Urban Land Institute.

Roger D. Bowler, 63, has served as one of our independent directors since November 2006. Mr. Bowler served in various capacities at Embrey Partners, Ltd., a San Antonio, Texas based apartment development and management company, from 1981 through 2006. From 1991 through 2006, Mr. Bowler served as Executive Vice President for Embrey and was responsible for corporate operations, as well as project feasibility, financing, and sales. On December 31, 2006, Mr. Bowler retired from full-time employment at Embrey. Mr. Bowler is currently providing consulting services to Embrey on a part-time basis. Prior to his full-time employment at Embrey, Mr. Bowler established and managed a corporate planning group for a Midwest bank holding company. Mr. Bowler also served as the Senior Financial Officer for a Houston retail and office developer. Mr. Bowler earned a Bachelor’s degree in Accounting and a Masters of Business Administration in finance from Michigan State University. From 1984 through 2006, Mr. Bowler served on the Advisory Board of Directors for the JP Morgan Chase Bank of San Antonio. Mr. Bowler currently serves on the Board of Directors for the Marathon Title Insurance Company and American Village Communities, Inc. of Fairfax, Virginia. Mr. Bowler is a member of the National Multi Housing Council.

Sami S. Abbasi, 42 has served as one of our independent directors since November 2006. Mr. Abbasi has served as Chairman and Chief Executive Officer of National Surgical Care, Inc., which owns, develops, and operates surgical facilities in partnership with physicians and healthcare systems since January 2007. From November 2004 to November 2006, Mr. Abbasi served as President and Chief Executive Officer of Radiologix, Inc.,

a provider of diagnostic imaging services, which was acquired by RadNet, Inc., formerly known as Primedex Health Systems, Inc., in November 2006. From February 2005 until November 2006, Mr. Abbasi served as a director of Radiologix. Mr. Abbasi served as Executive Vice President and Chief Operating Officer of Radiologix from October 2003 until November 2004 and as Executive Vice President and Chief Financial Officer of Radiologix from December 2000 until March 2004. Radiologix was a leading national provider of diagnostic imaging services and was listed on the American Stock Exchange until its November 2006 acquisition by Primedex. From January 2000 through June 2000, Mr. Abbasi served as Chief Financial Officer and Chief Operating Officer of Adminiquest, Inc., a private company that provided web-enabled and full-service outsourcing solutions to the insurance and benefits industry. From August 1996 through December 1999, Mr. Abbasi was Senior Vice President and Chief Financial Officer of Radiologix. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Healthcare Group of Robertson, Stephens and Company, where he was responsible for investment banking business development and executing a broad range of corporate finance transactions and mergers and acquisitions. From June 1988 through January 1995, Mr. Abbasi held various positions at Citicorp Securities, including Vice President and Senior Industry Analyst in the Healthcare Group. Mr. Abbasi received his Masters of Business Administration from the University of Rochester and his Bachelor of Arts, magna cum laude, in Economics from the University of Pennsylvania.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent.”  Our charter defines an “independent director” as a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with these entities for the previous two years. After review of all relevant transactions or relationships between each director, or any of his family members, and Behringer Harvard Multifamily REIT I, our senior management and our independent auditors, the Board has determined that E. Alan Patton, Roger D. Bowler and Sami S. Abbasi are, and a majority of the Board is, “independent.”

Meetings of the Board of Directors during 2007

During the fiscal year ended December 31, 2007, the board met seven times. Each of our directors attended all of the meetings of the board held while he was a director during 2007. In addition, each director attended all of meetings of the committees on which he served during 2007.

Audit Committee

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, we have established an audit committee so that audit functions can be addressed in more depth than may be possible at a full board meeting. The audit committee meets on a regular basis at least four times a year. The audit committee is comprised entirely of independent directors. Sami S. Abbasi, Roger D. Bowler and E. Alan Patton currently serve on the audit committee with Mr. Abbasi serving as chairman. Our board of directors has adopted our Audit Committee Charter, which may be obtained by written request to the Secretary of the Company and, upon commencement of an initial public offering of our common stock, will be available on the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.

Directors’ Compensation

We pay each of our directors who is not our employee or an employee of Behringer Harvard Multifamily Advisors I or their affiliates $1,250 per month plus $500 for each board or committee meeting the director attends in person or by phone. We pay the chairman of our Audit Committee $1,000 (rather than $500) for each meeting of the Audit Committee he attends.

We issued each of our independent directors 1,000 shares of restricted common stock on the date he first became a director and, after serving as an independent director for one year, another 1,000 shares of restricted common stock in contemplation of a second year of service as an independent director. Until recently, our Incentive Award Plan provided each independent director an automatic grant of 1,000 shares of restricted stock on the date he or she first became a director and upon each person’s election as a director. We recently amended our Incentive Award Plan to remove these automatic grants. Therefore, the independent directors will not receive an automatic grant upon election at the Special Meeting. However, if we do not commence an initial public offering, we may continue to grant independent directors 1,000 shares of restricted stock on the date he or she first becomes a director and upon each person’s election as a director or otherwise in contemplation of an additional year of service as an independent director.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of us or our affiliates, or an employee of Behringer Harvard Multifamily Advisors I or its affiliates, we do not pay compensation for services rendered as a director.

We have provided below certain information regarding compensation paid to our directors during fiscal year 2007.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

Robert M. Behringer	—	—	—
Robert S. Aisner	—	—	—
E. Alan Patton	$19,500	$8,145	$27,645
Roger D. Bowler	$19,500	$8,145	$27,645
Sami S. Abbasi	$20,500	$8,145	$28,645

(1) Each of Messrs. Patton, Bowler and Abbasi received a grant of 1,000 restricted shares of our common stock on November 28, 2007, with a grant date fair value of $8.145.

Upon commencement of an initial public offering, we will pay each of our independent directors an annual retainer of $25,000 per year. In addition, we will pay the chairman of our Audit Committee an annual retainer of $10,000 per year and, once our Compensation and Nominating Committees are established, the chairmen of our Compensation and Nominating Committees annual retainers of $5,000 per year. All such retainers will be paid quarterly in arrears. In addition, we will pay each of our independent directors (i) $1,000 for each board or committee meeting attended in person and (ii) $500 for each board or committee meeting attended by telephone and for each written consent considered by the director.

With respect to awards under the Incentive Award Plan, we currently have no plans to issue any additional awards after commencement of an initial public offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shares Owned by Behringer Harvard Holdings, LLC and Our Advisor

Behringer Harvard Holdings, LLC owns 24,969 shares of our common stock, which, as of the date of this Proxy Statement, represents less than 1% of the equity in the Company. In addition, Behringer Harvard Multifamily Advisors I LP, our advisor, which is indirectly wholly owned and controlled by Behringer Harvard Holdings, LLC, owns 1,000 shares of our convertible stock. The actual number of shares of common stock which will be issuable upon conversion of the convertible stock, if any, is indeterminable at this time. As of the date of this Proxy

Statement, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings, LLC.

Certain Business Relationships

Certain affiliates of our advisor received fees and compensation in connection with the private offering of our common stock which terminated on December 28, 2007 and in connection with the acquisition and management of our assets during the year ended December 31, 2007. The following is a summary of the fees and compensation we paid to our advisor and its affiliates during the year ended December 31, 2007.

We have sold approximately 14.3 million shares of our common stock, resulting in aggregate gross proceeds of approximately $128 million. In our private offering, which commenced on November 22, 2006 and terminated on December 28, 2007, we sold approximately 14.2 million shares of our common stock, resulting in gross proceeds of approximately $127 million.

Behringer Securities LP (“Behringer Securities”) served as the dealer manager for our private offering. Behringer Securities is affiliated with our advisor and received fees in the form of selling commissions and a dealer manager fee in the private offering. The selling commissions were up to 7% of the gross offering proceeds and the dealer manager fee was up to 2.5% of gross offering proceeds. Behringer Securities typically reallowed to broker-dealers participating in the offering all of the selling commissions and a substantial portion of the dealer manager fee. In the year ended December 31, 2007, Behringer Securities’ commissions and dealer manager fee totaled approximately $7.9 million and approximately $3.2 million, respectively, and were recorded as a reduction of additional paid-in-capital.

In the private offering, our advisor paid all actual organization and offering expenses incurred. We paid our advisor a fixed amount of 1.5% of the gross offering proceeds to compensate our advisor for our organization and offering expenses. In the year ended December 31, 2007, the amount due to our advisor for organization and offering expenses totaled approximately $1.9 million and was recorded as a reduction of additional paid-in-capital.

With respect to acquisitions and other investments, our advisor or its affiliates receive a fee of 2.5% of the funds paid or allocated in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets, or 2.5% of the funds advanced by us in respect of a loan. Our advisor or its affiliates are also reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us. In the year ended December 31, 2007, our advisor or its affiliates earned approximately $2.6 million in acquisition and advisory fees for the investments we acquired.

We also pay our advisor or its affiliates a debt financing fee of 1% of the amount available under any loan or line of credit made available to us. In the year ended December 31, 2007, our advisor or its affiliates earned approximately $230,000 as a debt financing fee. All of our borrowings were under a credit facility with Behringer Harvard Operating Partnership I LP, which is discussed further below.

We also pay HPT Management Services LP (“HPT Management”), our property manager and an affiliate of our advisor, property management fees equal to 3.75% of gross revenues of the properties it manages. In the event we contract with directly with an non-affiliated third-party property manager in respect of a property, will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed fees of approximately $0 in the year ended December 31, 2007 for the services provided by HPT Management.

We also pay our advisor or its affiliates a monthly asset management fee equal to one-twelfth of 1% of the sum of the higher of the cost or value of each asset. In the year ended December 31, 2007, we incurred and expensed approximately $218,000 of asset management fees.

We also will pay our advisor or its affiliates fees if they provide a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets. In such event, we will pay a subordinated disposition fee (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset, upon satisfaction of the condition that our stockholders have first received distributions equal to or greater than the aggregate capital contributions made by stockholders plus a 7% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees relative to asset sales made prior to the satisfaction of the above condition will be reflected as a contingent liability of our company, which will be earned and paid when the above condition has been satisfied, if ever. We did not pay any such fees during the year ended December 31, 2007.

On November 28, 2007, we issued to our advisor 1,000 shares of convertible stock for an aggregate purchase price of $1,000. Our convertible stock will convert to shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the issue price of those shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on the then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 7% performance threshold, or (3) our advisory agreement with Behringer Harvard Multifamily Advisors I expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 7% performance threshold based on our enterprise value and prior distributions, and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

At December 31, 2007, we had a balance of approximately $1.4 million payable to our advisor and its affiliates.

Credit Facility with Behringer Harvard Operating Partnership I LP

On April 2, 2007, we entered into a secured credit agreement with Behringer Harvard Operating Partnership I LP (the “Credit Facility”). Behringer Harvard Operating Partnership I LP is over 99% indirectly owned by Behringer Harvard REIT I, Inc. (“BH REIT I”). Mr. Behringer is Chief Executive Officer, Chief Investment Officer and Chairman of the Board of BH REIT I, Mr. Aisner is President, Chief Operating Officer and a director of BH REIT I and BH REIT I is advised by an affiliate of our advisor. Messrs. Behringer and Aisner were neither directors nor officers of the Company and our board of directors comprised only independent directors during the term of the Credit Facility. We terminated the Credit Facility on December 20, 2007.

The Credit Facility provided us with an optional source of funds, guarantees, and letters of credit issued on our behalf. We used borrowings under the Credit Facility to fund certain of our investments. We pledged substantially all of the assets of our operating partnership and other subsidiaries as collateral for the Credit Facility. The Credit Facility had an aggregate commitment of $100 million, which could have been increased to a maximum of $400 million. Principal and interest could be prepaid without penalty and were due at the end of the one-year term, April 2, 2008. The term of the loan could have been extended until April 1, 2009 upon the agreements of both parties. The following interest and fees were payable by us under the Credit Facility:

•                  interest at rates between 7.5% and 13%, depending on our leverage-to-tangible assets ratio as of the prior calendar quarter end;

•                  a commitment fee of 0.25% on the Maximum Commitment Amount, paid at inception and upon each $100 million Credit Facility increase;

•                  a facility fee of 0.1% for the average unused portion of the maximum commitment amount (including loans, commitment letters and guarantees), paid annually;

•                  letter of credit fees of 1.5% of the aggregate face amount, paid quarterly in advance; and

•                  guaranty fees of 1.5% of the total indebtedness guaranteed, paid quarterly in advance.

During the year ended December 31, 2007, we incurred and paid to Behringer Harvard Operating Partnership I LP $530,000 in interest and $318,000 in fees under the Credit Facility. As of December 20, 2007, no interest or fees incurred under the Credit Facility remained unpaid.

PROPOSAL 2

PROPOSED AMENDMENT AND RESTATEMENT OF OUR CHARTER

Introduction

Possible Initial Public Offering

The Board believes it is in the best interests of the Company and its stockholders to effect an initial public offering of shares of our common stock. On December 31, 2007, we filed a registration statement on Form S-11 with the SEC, for an initial public offering in which we intend to offer up to 120,000,000 shares of our common stock in a “best efforts” primary offering and up to 30,000,000 shares of our common stock pursuant to a distribution reinvestment plan. On February 12, 2008, we filed Amendment No. 1 to the registration statement. In this Proxy Statement and at the Special Meeting, the Board is not requesting the approval of the stockholders to commence such an initial public offering. Rather, the Board is requesting that the stockholders approve an amended and restated charter containing changes to our charter that the Board believes are advisable in connection with an initial public offering. If the stockholders do not approve the proposed amendment and restatement of our charter, the Board does not expect the Company to conduct an initial public offering. Even if approved by our stockholders, the proposed amendment and restatement of our charter will not become effective unless we commence an initial public offering by December 31, 2008. If we do conduct an initial public offering, your investment will be subject to a number of risks (see “Risks in Connection with an Initial Public Offering” below).

If the proposed amendment and restatement of our charter is approved and we commence an initial public offering, we will reduce the acquisition and advisory fee and asset management fee we pay to our advisor as follows:

•                  Currently, with respect to acquisitions and other investments, our advisor or its affiliates receive an acquisition and advisory fee of 2.5% of the funds paid or allocated in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets, or 2.5% of the funds advanced by us in respect of a loan. If we commence a public offering, this fee will be reduced from 2.5% to 1.75%.

•                  Currently, we pay our advisor or its affiliates a monthly asset management fee equal to one-twelfth of 1% of the sum of the higher of the cost or value of each asset. If we commence a public offering, this fee will be reduced 1% to 0.75%.

Proposal

Upon an affirmative vote in favor by our Board, the following proposal is hereby submitted to the stockholders for their approval. As discussed above, in connection with a possible public offering of shares of our common stock, the Board believes it is advisable to amend and restate our Third Articles of Amendment and

Restatement, as supplemented by Articles Supplementary (the “Existing Articles”). The full text of the amendment and restatement is set forth in the proposed Fourth Articles of Amendment and Restatement (the “Amended Articles”), which is attached hereto as Appendix A. In this Proxy Statement, we sometimes refer to sections or provisions in both the Amended Articles and Existing Articles by referring to sections or provisions in the “Articles.”

In this proposal, the Board is requesting that the stockholders approve the Amended Articles. The discussion below is a summary of certain changes that would be effected by the Amended Articles if approved by our stockholders and filed with the State Department of Assessment and Taxation of the State of Maryland (the “SDAT”); it does not identify or provide information on every proposed change. Please see the marked version of a form of restatement of our Existing Articles attached hereto as Appendix B, which reflects all of the proposed changes to the Existing Articles. The discussion of changes below is organized to generally follow the order of changes shown in Appendix B. Any capitalized terms used in the discussion below that are not otherwise defined in this Proxy Statement have the meanings given to such terms in the Existing Articles or the Amended Articles, as the context requires.

NASAA REIT Guidelines

Because shares of our common stock are not listed on a national securities exchange and are not anticipated to be listed on a national securities exchange in connection with an initial public offering, we will be required to register an initial public offering of shares of our common stock with the state securities administrator in each state in which we offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”). Because we are a real estate investment trust, a number of states where we wish to offer securities for sale in a public offering of shares of our common stock will require us to comply with the NASAA REIT Guidelines. Accordingly, our Board is proposing changes to a number of provisions in our Existing Articles to comply with the NASAA REIT Guidelines.

The Board believes that the Amended Articles should satisfy the requirements of every state in which we wish to offer securities for sale. However, our initial public offering is still in registration with the SEC and the states, and certain states may request that we make additional changes to our charter. In that event, we may request your approval for additional changes to our charter at a subsequent meeting of stockholders.

Amendments to Defined Terms

Acquisition Expenses

In our Existing Articles, the term “Acquisition Expenses” is defined to include expenses incurred by the Company in connection with the development of the Company’s Assets. In the Amended Articles, the Board proposes removing such development expenses from the definition in order to conform to the NASAA REIT Guidelines. With the change, except for certain development fees, development expenses will be considered part of the Contract Purchase Price rather than part of the Acquisition Expenses. This may make it easier for the Company to acquire Assets in need of development because of its effect on Section 8.9 of the Articles, which imposes restrictions on the amount of Acquisition Fees and Acquisition Expenses relative to the Contract Purchase Price of an Asset.

Average Invested Assets

In our Existing Articles, “Average Invested Assets” is based on book value of the Assets or, in certain circumstances and only if it would result in a larger figure, independent valuations. The Amended Articles remove the latter alternative from the definition in order to conform to the NASAA REIT Guidelines. This may, in certain circumstances, cause Average Invested Assets to be less under the Amended Articles than it would be under the Existing Articles. This in turn could reduce the Total Operating Expenses that may be reimbursed by us to the

Advisor pursuant to Section 8.10 of the Articles, since such reimbursement may be restricted by Average Invested Assets.

Invested Capital

In the Existing Articles (which consist of our Third Articles of Amendment and Restatement and our Articles Supplementary, taken together) the term “Invested Capital” is defined twice. It is defined in the Third Articles of Amendment and Restatement to represent the amount invested by stockholders upon which a specified return must be achieved before disposition fees and incentive fees may be paid. It is also defined separately in the Articles Supplementary for provisions relating to our convertible stock. In the Amended Articles (which, in addition to making amendments, restate the Third Articles of Amendment and Restatement and our Articles Supplementary in a single Fourth Articles of Amendment and Restatement), the definition of Invested Capital used in the provisions of the Third Articles of Amendment and Restatement has been modified to effect two material changes, each of which may impact the Advisor’s eligibility for disposition fees and incentive fees. These changes are described below.

First, rather than excluding from Invested Capital the amount paid to redeem shares of common stock, the revised definition excludes the issue price of redeemed shares of common stock. If we were to redeem shares of common stock at prices less than the prices at which we issued them, this change would have the effect of decreasing Invested Capital, and therefore would result in the holders of shares of common stock receiving smaller returns prior to the Advisor becoming eligible for disposition fees permitted by Section 8.6 of the Articles, or incentive fees permitted by Section 8.7 of the Amended Articles, than they would otherwise receive without the change. On the other hand, if we were to redeem shares of common stock at prices greater than the prices at which we issued them, this change would have the effect of increasing Invested Capital, and therefore would result in the holders of shares of common stock receiving greater returns prior to the Advisor becoming eligible for disposition fees permitted by Section 8.6 of the Articles, or incentive fees permitted by Section 8.7 of the Amended Articles, than they would otherwise receive without the change. This change is consistent with the intended effect of the Existing Articles, that is, to ignore redeemed shares when calculating the specified stockholder return before certain fees can be paid to our Advisor and its Affiliates.

Second, the exclusion of Distributions attributable to Net Sales Proceeds has been removed from the definition of Invested Capital. The effect of this change (coupled with the related changes to the definition of “Stockholders’ Return” discussed below) is that the holders of shares of common stock may receive greater returns prior to the Advisor becoming eligible for disposition fees permitted by Section 8.6 of the Articles, or incentive fees permitted by Section 8.7 of the Amended Articles, than they would otherwise receive without the change. This change is consistent with the intended effect of the Existing Articles.

The Amended Articles do not change the term “Invested Capital” used in the provisions contained in our Articles Supplementary. In addition, the changes described above cause the term “Invested Capital” to be defined uniformly throughout the Amended Articles.

Net Assets

In our Existing Articles, “Net Assets” is based on the cost of the Company’s assets or, in certain circumstances and only if it would result in a larger figure, independent valuations. In the Amended Articles, the Board proposes removing the latter alternative from the definition in order to conform to the NASAA REIT Guidelines. This may, in certain circumstances, reduce the amount of Leverage the Company is permitted to have pursuant to Section 9.3(viii) of the Articles.

Sponsor

In our Existing Articles, “Sponsor” means Robert M. Behringer and Behringer Harvard Holdings, LLC. In the Amended Articles, the Board proposes using a broader definition in order to conform to the NASAA REIT Guidelines. This broader definition will include any Person directly or indirectly instrumental in organizing the Company or any Person who will control, manage or participate in the management of the Company, and any

Affiliate of such Person. Under the amended definition, the following actions may cause a Person to be deemed a Sponsor:

•                  taking the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons;

•                  receiving a material participation in the Company in connection with founding or organizing the business of the Company, in consideration of services or property, or both services and property;

•                  having a substantial number of relationships and contacts with the Company;

•                  possessing significant rights to control Properties;

•                  receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

•                  providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

However, under the amended definition, Sponsor will not include (i) any Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such or (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Robert M. Behringer and Behringer Harvard Holdings, LLC would continue to be considered Sponsors under the revised definition. In addition, under the revised definition, additional Persons would be considered Sponsors, such as the Affiliates of Robert M. Behringer and Behringer Harvard Holdings, LLC. The Articles contain a number of provisions protecting the Company, including a number of conflict of interest safeguards, which apply to our Sponsors and transactions with our Sponsors. These provisions would have a greater reach with the revised, broader definition of Sponsor.

In addition to the definition of “Sponsor” described above, in the Existing Articles the term “Sponsor” is used and defined separately in the Articles Supplementary for provisions relating to our convertible stock. The Amended Articles do not change the term “Sponsor” in the provisions contained in our Articles Supplementary. In addition, the changes described above cause the term “Sponsor” to be defined uniformly throughout the Amended Articles.

Stockholders’ Return

The Existing Articles contain the defined term “Stockholders’ 7% Return.”  In the Amended Articles, the Board proposes replacing this term with “Stockholders’ Return” so that it can be used to describe both a “Stockholders’ Return of 7%” (which is used in Section 8.6 of the Amended Articles) and a “Stockholders’ Return of 6%” (which is used in Section 8.7 of the Amended Articles; see “Amendments Relating to our Advisor—Participation in Net Sale Proceeds” below).

In addition, as described above with respect to “Invested Capital,” the Board proposes excluding Distributions attributable to Net Sales Proceeds from Invested Capital for the purposes of calculating Stockholders’ Return. The definition of Stockholders’ Return also states, consistent with the changes to the definition of Invested Capital described above, that Invested Capital always excludes the issue price of any redeemed shares of common stock. The effect of this change (coupled with the related changes to the definition of “Invested Capital” discussed above) is that the holders of shares of common stock may receive greater returns prior to the Advisor becoming eligible for disposition fees permitted by Section 8.6 of the Articles, or incentive fees permitted by Section 8.7 of the Amended Articles, than they would otherwise receive without the change. This change is consistent with the intended effect of the Existing Articles.

In addition to the definition of “Stockholders’ Return” described above, in the Existing Articles the term “Stockholders’ Return” is used and defined separately in the Articles Supplementary for provisions relating to our convertible stock. The Amended Articles do not change the term “Stockholders’ Return” in the provisions contained in our Articles Supplementary. In addition, the term “Stockholders’ Return” is defined uniformly throughout the Amended Articles.

Total Operating Expenses

In the Amended Articles, the Board proposes modifying the definition of “Total Operating Expenses” to conform to the NASAA REIT Guidelines. The substantive effect of the change would be to include Asset management expenses in Total Operating Expenses. This could, in turn, could reduce reimbursements to our Advisor, since Section 8.10 of the Articles limits the amount of Total Operating Expenses reimbursable to our Advisor.

Amendments Relating to our Stock and the Suitability of Stockholders

Share Certificates

The Existing Articles provide that no share certificates will be issued until Listing. In the Amended Articles, the Board would have the option of issuing share certificates prior to Listing.

Suitability of Stockholders

The Existing Articles contain provisions relating to the suitability of our stockholders. In the Amended Articles, the Board proposes modifications to the provisions to effect a number of changes. First, the changes would cause the suitability restrictions to apply only in connection with a purchase of shares of common stock, rather than to any situation in which a person becomes a stockholder. This would remove unnecessary restrictions on gifts and inheritances of shares.

Second, the Amended Articles modify the restrictions with respect to whom they apply and the applicable dollar amounts in order to conform to the NASAA REIT Guidelines and the standards imposed by state regulatory authorities. The new restrictions would require one of the following:

(a)                                  that the prospective stockholder (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or

(b)                                 that the prospective stockholder (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.

In addition, the amended provision provides that we may require higher or lower suitability standards from purchasers residing in a particular jurisdiction at the request or with the permission of the official or agency administering the securities laws of the jurisdiction.

Third, the Amended Articles would require both the Sponsor and each Person selling shares of common stock on behalf of the Sponsor or the Company to make reasonable efforts to determine the suitability of each purchaser of shares of common stock. Under the Existing Articles, only one of either the Sponsor or the Person selling the shares needs to make such efforts. In connection with this change, the Amended Articles would allow both the Sponsor and each Person selling shares of common stock on behalf of the Sponsor or the Company to rely upon (i) the Person directly selling such Shares if that Person is a Financial Industry Regulatory Authority member broker dealer that has entered into a selling agreement with the Sponsor or the Company or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Company or their Affiliates to make suitability determinations with respect to the clients of the registered investment adviser who may purchase Shares.

Finally, the Amended Articles contain an additional provision that would require that each issuance or transfer of shares of common stock to comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in Company’s registration statement filed under the Securities Act for the Initial Public Offering. This change may be required by certain state securities administrators in connection with an initial public offering of shares of our common stock.

We believe the foregoing changes would allow us to maximize the number of states in which we could sell shares in an initial public offering of shares of our common stock .

Legend

Under Section 5.9(ii)(h) of the Existing Articles (or Section 5.10(ii)(h) of the marked form of restatement of the Existing Articles included in Appendix B), the Company must provide a notice to the recipient of Shares issued or Transferred prior to the Restriction Termination Date, in lieu of a share certificate. In the Amended Articles, the Company may instead send the stockholder a written statement indicating that the Company will furnish information about the restrictions on transfer to the stockholder on request and without charge. The Amended Articles also provide that, if the Company issues Shares with certificates, each certificate shall either contain the notice or state that the Company will furnish information about the restrictions on transfer to the stockholder on request and without charge.

Amendments Relating to our Board Directors

Board of Directors

The Amended Articles reflect several changes relating to the Board to more closely mirror provisions of the NASAA REIT Guidelines. First, the Amended Articles replace the requirement that Directors other than Independent Directors must have three years of relevant experience demonstrating the knowledge and experience required to successfully “oversee a real estate operating company” with a requirement that they have three years of relevant experience demonstrating the knowledge and experience required to successfully “acquire and manage the type of assets being acquired by the Company.”  The Amended Articles would also remove the ability for holders of preferred stock to change the one-year term of any Director who is elected solely by the holders of preferred stock, which ability could be seen as a variance from the standard of the NASAA REIT Guidelines that each Director serve a one-year term. Finally, the Amended Articles add a provision to conform to the NASAA REIT Guidelines providing that, prior to the sale of any shares of common stock in the Initial Public Offering, the charter must be reviewed and ratified by the Board, including by a majority of the Independent Directors.

Powers of the Board

In the Amended Articles, the Board proposes removing the power of the Board to make any amendment to our charter or the bylaws necessary to effectuate the Listing without the concurrence of stockholders. In the Amended Articles, the Board also proposes adding Section 7.4, which is a provision conforming to the NASAA REIT Guidelines requiring approval by a majority of the Independent Directors of any Board action to the which the following sections of the NASAA REIT Guidelines apply:

•                  Section II.A., which relates to the minimum capital the Sponsors or their Affiliates must contribute to the Company;

•                  Section II.C., which relates to the duties of the Directors of the Company;

•                  Section II.F., which relates to contracts between the Company and its Advisor;

•                  Section II.G., which relates to the liability and indemnification of the Directors, Advisors, Affiliates and persons acting as broker-dealers;

•                  Sections IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., which relate to the fees, compensation and expenses paid by the Company;

•                  Section V.E., which relates to disclosure of the Company’s investment objectives in an offering prospectus, and review of the Company’s investment policies by the Independent Directors;

•                  Section V.H., which relates to the consideration the Company may pay for real property;

•                  Section V.J., which relates to the leverage and borrowing policies of the Company;

•                  Section VI.A., which relates to meetings of the holders of shares of common stock;

•                  Section VI.B.4., which relates to the ability for holders of shares of common stock to elect Directors without the necessity for concurrence of the Board; and

•                  Section VI.G., which relates to distribution reinvestment plans.

Amendments Relating to Our Advisor

Supervision of Advisor

Section 8.2 of the Existing Articles requires that the Board “evaluate the performance” of the Advisor before entering into an Advisory Agreement. In the Amended Articles, the Board proposes modifying the provision to require instead that the Board “review and evaluate the qualifications” of the Advisor before entering into an Advisory Agreement. This slightly revised language conforms to the NASAA REIT Guidelines. In addition, in the Amended Articles the Board proposes removing the requirement that, no less than annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. This change is proposed because the requirement for approval by a majority of the Directors not interested in the transaction (including a majority of the Independent Directors) is already provided by Section 12.5 of the Articles, and because Section 12.5 of the Articles does not require such a review annually. This change conforms to the NASAA REIT Guidelines. The NASAA REIT Guidelines do, however, provide for an annual review of such transactions by the Independent Directors. Accordingly, the Amended Articles provide that the Independent Directors must annually review the performance of the Advisor and determine that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed. As a part of this annual review, the Independent Directors must determine that the compensation is within the limits of our charter. The Independent Directors must also supervise the performance of the Advisor and the compensation paid to the Advisor by the Company to determine that the provisions of the Advisory Agreement are being carried out.

Commission on Sale of Assets

Section 8.6 of the Existing Articles requires that, before the Advisor may receive a commission on a Sale of Assets (a disposition fee) the stockholders must receive a specified return on their investment. In the Amended Articles, the Board proposes clarifying that distributions on redeemed shares do not count for purposes of calculating the return. If distributions on redeemed shares did count, the required return could be reached more quickly than if they did not count, which could result in the holders of shares of common stock receiving smaller returns prior to the Advisor becoming eligible for disposition fees pursuant to Section 8.6 of the Articles than they would otherwise receive if distributions on redeemed shares did not count.

Participation in Net Sale Proceeds

Section 8.7 of the Existing Articles provides that the Advisor may receive an interest in a gain from a Sale of Assets (an incentive fee). In the Amended Articles, the Board proposes amending this provision to conform with the NASAA REIT Guidelines. The revised provision states that the amount or percentage of the interest must be reasonable and that the amount or percentage of the interest will be considered presumptively reasonable if it does not exceed 15% of net proceeds remaining after payment to holders of shares of common stock, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to a Stockholders’ Return of 6%. This change would limit the extent to which our Advisor may participate in a gain from a Sale of Assets.

Organization and Offering Expenses

Section 8.8 of the Existing Articles (i) requires that we reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by them and (ii) imposes certain limits on the permissible amount of Organization and Offering Expenses. In the Amended Articles, the Board proposes removing the requirement of clause (i), so that we are not required to reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by them. However, we may still agree to reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by them. In our private offering, for example, we agreed to reimburse our Advisor for certain Organization and Offering Expenses, and we are likely to do so as well in connection with our initial public offering.

Limitation on Acquisition Fees and Expenses

Section 8.9 of the Existing Articles limits Acquisition Fees and Acquisition Expenses to 6% of the Contract Purchase Price of an Asset. Section 8.9 of the Amended Articles keeps this limit in place but clarifies that the limit does not affect whether we can reimburse our Advisor for Acquisition Expenses associated with transactions that do not close. Pursuant to our Advisory Agreement, we do reimburse our Advisor when it incurs Acquisition Expenses pursuing transactions that ultimately do not close.

Reimbursement for Total Operating Expenses

Section 8.10 of the Existing Articles requires that, within 60 days following the end of “the Company’s first fiscal year” after the Commencement of the Initial Public Offering for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, written disclosure of such fact must be sent to the holders of shares of common stock, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. In the Amended Articles, the Board proposes changing this requirement so that such disclosure must be sent within 60 days following the end of “any fiscal quarter” after the Commencement of the Initial Public Offering for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor. This change conforms to the NASAA REIT Guidelines.

Amendments Relating to Investment Policies and Limitations

Investments in Unimproved Real Property

Section 9.3 of the Existing Articles requires that no more than 10% of our total assets acquired after the Commencement of the Initial Public Offering may be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property. In the Amended Articles, the Board proposes modifying the requirement so that the restriction applies to assets acquired before the Commencement of the Initial Public Offering as well. The Board believes some state securities administrators may require this change in connection with an initial public offering of shares of our common stock. However, we do not believe this change will have a material impact, since none of our current assets are Unimproved Real Property or mortgage loans on Unimproved Real Property.

Consideration for Assets

Section 9.3 of the Existing Articles also provides that (i) a majority of the Independent Directors will authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset and (ii) if a majority of the Independent Directors determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by the Independent Directors. To conform to the NASAA REIT Guidelines, the Amended Articles modify part (i) above so that a majority of Directors (as opposed to Independent Directors) will authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset.

Leverage

Section 9.3 of the Existing Articles also provides that the maximum amount of the Leverage attributable to properties purchased after the Commencement of the Initial Public Offering may not exceed 300% of the Net Assets acquired after the Commencement of the Initial Public Offering. In the Amended Articles, the Board proposes modifying the requirement so that (i) it applies to Leverage generally rather than only Leverage attributable to properties purchased after the Commencement of the Initial Public Offering and (ii) the Net Assets considered include assets purchased before the Commencement of the Initial Public Offering. These changes conform to the language of the NASAA REIT Guidelines.

Amendments Relating to Loans to the Sponsor, Advisor, Directors or their Affiliates

Section 10.1 of the Existing Articles restricts the loans we may make to the Sponsor, Advisor, Directors or any of their Affiliates. In the Amended Articles, the Board proposes clarifying that these restrictions apply to advances of cash that are commonly viewed as loans, as determined by the Board. The Amended Articles further provide, by way of example only, that the prohibition on loans shall not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor will the prohibition limit the Company’s ability to advance reimbursable expenses incurred by Directors or officers of the Advisor or its Affiliates, or the Advisor itself.

Amendments Relating to Stockholders

Election of Directors

Section 11.1 of the Existing Articles provides that the Directors will be elected by a plurality of the votes cast at an annual meeting at which a quorum is present. In the Amended Articles, the Board proposes changing this to provide that the Directors will be elected by a majority of the shares of common stock present at an annual meeting at which a quorum is present. This change is necessary in order to conform the NASAA REIT Guidelines.

Voting Rights of Holders of Common Stock

Section 11.2 of the Existing Articles provides certain voting rights for stockholders. In the Amended Articles, the Board proposes broadening the voting rights of holders of shares of common stock in accordance with the NASAA REIT Guidelines. The Amended Articles provide that the holders of shares of common stock may vote on an amendment of our charter or a dissolution of the Company without the concurrence of the Board. Although we have been advised that Maryland law requires Board approval to amend our charter or dissolve, we have made these ineffectual changes to appease state securities examiners who have requested the language when reviewing registrations.

Voting Limitations on Shares Held by the Advisor, Directors and Affiliates

Section 11.3 of the Existing Articles provides voting limitations on shares held by the Advisor, Directors or any of their Affiliates. In the Amended Articles, the Board proposes modifying the provision to remove the distinction between Independent Directors and Directors who are not Independent Directors, which is consistent with the NASAA REIT Guidelines. The Amended Articles also provide that the restrictions only apply to Directors with an interest in the matter, enabling inside Directors to vote on the removal of an Independent Director and vice versa.

Access to Stockholders List

Section 11.5 of the Existing Articles provides for access to the Stockholder List in connection with matters relating to stockholders’ voting rights and the exercise of stockholder rights under federal proxy laws. In the Amended Articles, the Board proposes adding that a holder of shares of common stock may request a copy of the Stockholder List for any proper purpose. The Amended Articles specify that use of the list for soliciting the acquisition of Shares is not a proper purpose but is instead a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company.

Unsolicited Takeover Statute

In the Amended Articles, the Board proposes adding a new provision that would prevent us from opting into Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”) until shares of our common stock are Listed. Title 3, Subtitle 8 of the MGCL permits a public company board, among other things, to: (i) extend the term of a director beyond one year by classifying the board, (ii) eliminate the ability of the stockholders to remove directors by a majority vote, (iii) require “cause” for the stockholders to remove a director (because staggered boards can only be removed for cause under the MGCL) and (iv) require a majority of stockholders to call a special meeting as opposed to the NASAA REIT Guidelines standard of 10%.

Amendments Relating to Liability of Stockholders, Directors, Advisors and Affiliates

Limitation of Stockholder Liability

Section 12.1 of the Existing Articles limits the liability of Stockholders. In the Amended Articles, the Board proposes adding that the shares of common stock will be non-assessable by the Company upon receipt by the Company of the consideration for which the Board authorized their issuance. This change conforms to the NASAA REIT Guidelines.

Limitation of Director and Officer Liability; Indemnification

Section 12.2 of the Existing Articles provides that indemnification of a Director, the Advisor or any Affiliate of the Advisor is recoverable only out of our Net Assets and not from the Stockholders. Our Board believes that the defined term “Net Assets” could be too limiting here and should be replaced with the broader, undefined term “net assets.”  This change could increase our obligation to provide indemnification, but it would not expand it beyond our net assets. This change is consistent with the NASAA REIT Guidelines.

Section 12.2 of the Existing Articles contains restrictions on indemnification of a Director, the Advisor or any Affiliate of the Advisor for losses arising from or out of an alleged violation of federal or state securities laws. In the Amended Articles, the Board proposes broadening the limitation to apply to any person acting as a broker-dealer. This change conforms to the NASAA REIT Guidelines.

Amendments Relating to Amendment of Charter and Roll-up Transactions

Amendment of Charter

Section 13.1 of the Existing Articles relates to charter amendments. Certain charter amendments require the approval of the stockholders, while certain charter amendments do not. With respect to any amendment requiring the approval of the stockholders, the Existing Articles provide that a majority of the Directors (including a majority of the Independent Directors) must first adopt a resolution declaring such amendment advisable. In the Amended Articles, the Board proposes removing this requirement because (i) one aspect of the provision (the requirement of a board resolution declaring such amendment to be advisable) is unnecessary as such requirement is imposed by Maryland law and (ii) the other aspect of the provision (that a majority of the Independent Directors adopt the resolution) is neither required by Maryland law nor by the NASAA REIT Guidelines and may make charter amendments that are otherwise in our best interest more difficult to effect.

In the Amended Articles, the Board also proposes amending Section 13.1 of the Existing Articles so that, consistent with the NASAA REIT Guidelines, an amendment of the charter that adversely affects the rights, preferences and privileges of holders of shares of common stock requires the concurrence of the holders of a majority of the outstanding shares of common stock.

Roll-up Transactions

Section 13.4 of the Existing Articles provides that, following the Commencement of the Initial Public Offering, in connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Appraiser. The Amended Articles would require in addition that, if the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. This change conforms to the NASAA REIT Guidelines.

Section 13.4 of the Existing Articles provides that, following the Commencement of the Initial Public Offering, the Company is prohibited from participating in any proposed Roll-Up Transaction that would result in the holders of shares of common stock having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11 and 12.1 of the Existing Articles. In the Amended Articles, the Board proposes replacing the reference to “Section 11” with references to the specific subsections 11.1, 11.2, 11.3, and 11.6. This change could provide the Board with additionally flexibility in participating in a Roll-Up Transaction it believes is in the best interest of our stockholders. With the change, the Amended Articles would continue to conform to the protective provisions in the NASAA REIT Guidelines with respect to Roll-Up Transactions.

Duration of Company

Section 14.1 of the Existing Articles requires a Proxy to Liquidate if the process of Listing or the Company’s liquidation has not begun before the seventh anniversary of the Company’s Initial Public Offering (unless a majority of the Board and a majority of the Independent Directors approve otherwise and set a future date for Listing or the Company’s liquidation). In the Amended Articles, the Board proposes changing “the Company’s Initial Public Offering” to “the Termination of the Initial Public Offering” in order to clarify the intended meaning of this provision. This intention is clear from the first sentence of Section 14.1 of the Existing Articles, which states that the Company shall consider Listing or liquidating by the seventh anniversary of “the Termination of the Initial Public Offering.”

Miscellaneous Amendments

Holders of Common Shares

In the Amended Articles, the Board proposes using the description “holder of Common Shares” rather than “Stockholder” where the use of “Stockholder” would have the unintended consequence of giving rights to preferred stockholders not required by the NASAA REIT Guidelines or not otherwise intended. In addition, the Board proposes using the description “Common Shares” rather than “Shares” where the use of “Shares” would have the unintended consequence of giving rights to preferred stockholders not required by the NASAA REIT Guidelines or not otherwise intended. These changes, which have no impact on the rights of holders of shares of our common stock (which holders currently constitute all of our stockholders), have been made in a number of provisions throughout the Amended Articles.

Commencement of the Initial Public Offering

If approved by our stockholders, the Amended Articles will be effected by our filing of them with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. We plan to file the Amended Articles immediately prior to the initial public offering of shares of our common stock. Therefore, the language

“upon the Commencement of the Initial Public Offering,” which appears in a number of provisions in the Existing Articles, will not be necessary in many instances. In the Amended Articles, the Board proposes removing the language “upon the Commencement of the Initial Public Offering” in these instances.

Miscellaneous

In the Amended Articles, the Board proposes adding certain miscellaneous provisions relating to governing law, reliance by third parties, conflict with law or regulations, construction and recordation. Some of these changes have been requested of other Behringer Harvard-sponsored public programs by state securities examiners. The Board also proposes, either because the changes have been requested by one or more state securities examiners or for clarification or other purposes, changes to certain definitions and certain other changes that the Board believes do not materially change the meaning of the Existing Articles or otherwise do not materially affect the Company or our stockholders.

Conforming Changes and Other Ministerial Modifications

The Amended Articles reflect a number of changes and other modifications of a ministerial nature that are necessary in view of the changes being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions that are no longer applicable to us or which need to be updated, and the necessary re-numbering and lettering of remaining provisions.

Appraisal Rights

Under Maryland law and our Existing Articles, our stockholders will not be entitled to rights of appraisal with respect to the proposed amendment and restatement of our charter. Accordingly, to the extent that you object to the proposed amendment and restatement of our charter, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

Amendments to Our Bylaws

In the event that the Amended Articles are approved by our stockholders, we will amend and restate our bylaws to make certain conforming changes. For example, we will amend our bylaws to provide that our directors will be elected by a majority of the shares of common stock present at an annual meeting at which a quorum is present, rather than a plurality of the votes cast at an annual meeting at which a quorum is present. In addition, if we conduct an initial public offering, in order to conform to the NASAA REIT Guidelines, we will change our bylaws to allow special meetings to be called by stockholders holding in the aggregate not less than 10% of the outstanding shares of common stock entitled to be voted at such meeting, instead of allowing special meetings to be called by stockholders only in the event that they hold at least a majority of the votes entitled to be cast at such meeting. Such changes to the bylaws will not require action by our stockholders.

Risks in Connection with an Initial Public Offering

If the proposed amendment and restatement of our charter is approved, we intend to commence an initial public offering of shares of our common stock. You are advised to review the risk factors in the prospectus contained in our registration statement on Form S-11 filed with the SEC on December 31, 2007, as amended by Amendment No. 1 filed on February 12, 2008, a copy of which may be obtained by written request to the Secretary of the Company. In addition, the registration statement is available to the public over the Internet at the SEC’s web site at www.sec.gov.

Vote Required

Approval of the Amended Articles requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. Proxies received will be voted for approval of each of these proposals unless stockholders indicate otherwise.

If approved by our stockholders at the Special Meeting, the Amended Articles will be effected by our filing of them with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. If approved by our stockholders, we plan to file the Amended Articles immediately prior to the commencement of our initial public offering of shares of our common stock. We will consider approval of the Amended Articles by our stockholders to last until December 31, 2008. If we do not commence an initial public offering and file the Amended Articles by December 31, 2008, we will not file the Amended Articles without again requesting and obtaining the approval of our stockholders.

Even if approved by our stockholders at the Special Meeting, the proposed amendment and restatement of our charter will not be effected unless we commence an initial public offering of shares of our common stock. Further, our Board reserves the right not to implement the proposed amendment and restatement of our charter even if it is approved by our stockholders if, prior to such implementation, our Board determines that the implementation of the proposed amendment and restatement of our charter is not in our best interest.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF OUR CHARTER

RECOMMENDATION OF THE BOARD:  Our Board has deemed it advisable and in the best interests of us and our stockholders to approve the proposed amendment and restatement of our charter and has recommended it to our stockholders for their approval. Our Board approved the Amended Articles and recommends that you vote FOR the proposed amendment and restatement of our charter.

OTHER MATTERS

Pursuant to our bylaws, no business may be considered at the Special Meeting other than that specifically designated in the Notice of Special Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Secretary

APPENDIX A

AMENDED ARTICLES

FORM OF

FOURTH ARTICLES OF AMENDMENT AND RESTATEMENT

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

FIRST:  Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation, desires to amend and restate its Charter (as hereinafter defined) as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is Behringer Harvard Multifamily REIT I, Inc. (the “Company”). So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Board determines that the use of the name “Behringer Harvard Multifamily REIT I, Inc.” is not practicable, it may use any other designation or name for the Company.

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Company’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

“ACQUISITION EXPENSES” means any and all expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

“ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with making or investing in Mortgages or other loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature.  Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

“ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“ADVISORY AGREEMENT” means the agreement between the Company and the Advisor, pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

“ADVISORY AGREEMENT TERMINATION” shall have the meaning as provided in Section 5.3(iii)(a) herein.

“AFFILIATE” or “AFFILIATED” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

 “ASSET” means any Property, Mortgage, loan or other direct and indirect investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates, and any other investment made by the Company, directly or indirectly through one or more of its Affiliates, its Joint Ventures or the Operating Partnership.

“AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“BOARD” means, collectively, the individuals named in Section 6.1 of the Charter and such other individuals who may be duly elected and qualified to serve as Directors thereafter to replace any such individual or fill a vacancy caused by the death, removal or resignation of any such individual or caused by an increase in the number of Directors.

“BYLAWS” means the bylaws of the Company, as the same are in effect from time to time.

“CHANGE OF CONTROL” means any (i) event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% of the combined voting power of the Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Common Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or the Operating Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act).

“CHARTER” means these Fourth Articles of Amendment and Restatement and any Articles of Amendment, Articles Supplementary or other modification or amendment thereto.

“CLOSING PRICE” on any date shall mean the last sale price for any class or series of the Company’s Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to Shares Listed or, if such Shares are not Listed, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system or other quotation service that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board.

“CODE” shall have the meaning provided in Article II herein.

“COMMENCEMENT OF THE INITIAL PUBLIC OFFERING” shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“COMMON SHARES” shall have the meaning provided in Section 5.1 herein.

“COMPANY” shall have the meaning provided in Article I herein.

“COMPANY VALUE” shall mean the actual value of the Company as a going concern based on the difference between (a) the actual value of all of its assets as determined in good faith by the Board, including a majority of the Independent Directors, and (b) all of its liabilities as set forth on its balance sheet for the period ended immediately prior to the determination date, provided that (i) if the Company Value is being determined in connection with a Change of Control that establishes the Company’s net worth, then the Company Value shall be the net worth established thereby and (ii) if the Company Value is being determined in connection with a Listing, then the Company Value shall be equal to the number of outstanding Common Shares multiplied by the Closing Price of a single Common Share averaged over a period of 30 trading days during which the Shares are listed or quoted for trading after the date of Listing.  For purposes hereof, a “trading day” shall be any day on which the NYSE is open for trading, whether or not the Common Shares are then listed on the NYSE and whether or not there is an actual trade of Common Shares on any such day.  If the holder of Convertible Shares disagrees as to the Company Value as determined by the Board, then each of the holder of Convertible Shares and the Company shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the Company Value shall be final and binding on the parties as to the Company Value.  The cost of such appraisal shall be split evenly between the Company and the Advisor.

“COMPETITIVE REAL ESTATE COMMISSION” means a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“CONSTRUCTION FEE” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

“CONTRACT PURCHASE PRICE” means (i) the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property, (ii) the amount of funds advanced with respect to a Mortgage or other loan, or (iii) the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.

“CONVERSION PRODUCT” means the product of 0.15 times the amount, if any, by which (A) the sum of the Company Value as of the date of the Triggering Event plus total Distributions paid to holders of Common Shares through the date of the Triggering Event, exceeds (B) the sum of Invested Capital plus a Stockholders’ Return of 7% as of the date of the Triggering Event.

“CONVERTIBLE SHARES” shall have the meaning provided in Section 5.1 herein.

“DEALER MANAGER” means Behringer Securities LP, an Affiliate of the Advisor, or such other Person selected by the Board to act as the dealer manager for an Offering.

“DEVELOPMENT FEE” means a fee for the packaging of the Company’s property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

“DIRECTOR” means a member of the Company’s Board.

“DISTRIBUTIONS” means any dividends or other distributions of money or other property, pursuant to Section 5.2(iii) hereof, by the Company to holders of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any Common Shares and excluding distributions on any Common Shares before their redemption.

“EXCHANGE ACT” shall have the meaning provided in Section 11.8 herein.

“GROSS PROCEEDS” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“INDEPENDENT APPRAISER” means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society such as the Appraisal Institute shall be conclusive evidence of such qualification as to Real Property.

“INDEPENDENT DIRECTOR” means a Director who is not on the date of determination, and within the last two (2) years from the date of determination has not been, directly or indirectly associated with the Sponsor, the Company, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Company, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company, (iv) performance of services for the Company, other than as a Director of the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate annual gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent (5%) of either the Director’s annual gross income during either of the last two (2) years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

“INITIAL INVESTMENT” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section 8.1 herein.

“INITIAL PUBLIC OFFERING” means the first Offering.

“INVESTED CAPITAL” means the amount calculated by multiplying the total number of Common Shares issued by the Company by the price paid for each Common Share, reduced by an amount equal to the total number of Common Shares repurchased from Stockholders by the Company (pursuant to the Company’s plan to repurchase such Common Shares) multiplied by the price paid for each such redeemed Common Share when initially purchased from the Company.

“JOINT VENTURES” means those joint venture or partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner, which are established to acquire or hold Assets.

“LEVERAGE” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“LISTING” means the listing of the Common Shares on a national securities exchange. Upon such Listing, the Shares shall be deemed “Listed.”

“MGCL” means the Maryland General Corporation Law.

“MORTGAGES” means, in connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidence of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NASAA REIT GUIDELINES’ means the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007, and in effect on the date that this Charter is filed with the SDAT.

“NET ASSETS” means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly by the Company on a basis consistently applied.

“NET INCOME” means for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the Sale of Assets.

“NET SALES PROCEEDS” means in the case of a transaction described in clause (i) (A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i) (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company or the Operating Partnership (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i) (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or other loan on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company or the Operating Partnership in its sole discretion.

“NYSE” means the New York Stock Exchange.

“OFFERING” means any public offering of Shares pursuant to an effective registration statement filed under the Securities Act occurring at a time when Shares are not Listed or approved for Listing or are not otherwise a “covered security” as defined in Section 18 of the Securities Act, and are subject to state merit review by one or more states.

“OPERATING PARTNERSHIP” means Behringer Harvard Multifamily OP I LP, a Delaware limited partnership, through which the Company may own Assets.

“OPERATING PARTNERSHIP AGREEMENT” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November 28, 2007, as it may be amended from time to time.

“OP UNITS” means units of limited partnership in the Operating Partnership.

“ORGANIZATION AND OFFERING EXPENSES” means any and all expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees.

“PERSON” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

“PREFERRED SHARES” shall have the meaning provided in Section 5.1 herein.

“PROPERTY” or “PROPERTIES” means, as the context requires, any or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (including through joint venture arrangements or other partnership or investment interests).

“PROSPECTUS” has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the holders of Common Shares.  Such term does not include:

(i)                                    a transaction involving Securities of the Company that have been for at least twelve (12) months Listed on a national securities exchange; or

(ii)                                 a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(a)           voting rights of the holders of Common Shares;

(b)           the term of existence of the Company;

(c)           Sponsor or Advisor compensation; or

(d)           the Company’s investment objectives.

“SALE” or “SALES” means (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or other loan or portion thereof (including with respect to any Mortgage or other loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage or other loan and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the net proceeds of such transaction or series of transactions are reinvested in one (1) or more Assets within one hundred and eighty (180) days thereafter.

“SDAT” shall have the meaning provided in Section 5.5 herein.

“SECURITIES” means any of the following issued by the Company, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“SECURITIES ACT” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Behringer Securities LP.

“SHARES” means shares of stock of the Company of any class or series, including Common Shares, Preferred Shares or Convertible Shares.

“SOLICITING DEALERS” means those broker-dealers that are members of the Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and that, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

“SPONSOR” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person.  Not included is any Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such.  “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.  A Person may also be deemed a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the Company in connection with founding or organizing the business of the Company, in consideration of services or property, or both services and property, (iii) has a substantial number of relationships and contacts with the Company, (iv) possessing significant rights to control Properties, (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (vi) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“STOCKHOLDERS” means the holders of record of the Shares as maintained in the books and records of the Company or its transfer agent.

“STOCKHOLDERS’ RETURN” means, as of any date, an aggregate amount equal to a cumulative, non-compounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ Return, Invested Capital shall be determined for each day during the period for which the Stockholders’ Return is being calculated net of Distributions attributable to Net Sales Proceeds but (consistent with the definition of Invested Capital) shall always exclude an amount equal to the total number of Common Shares repurchased from Stockholders by the Company (pursuant to any Company plan to repurchase Common Shares) multiplied by the price paid for each such redeemed Common Share when initially purchased from the Company.

“TERMINATION CONVERSION PRODUCT” means the product of 0.15 times the amount, if any, by which (A) the sum of the Company Value as of the Termination Date plus total Distributions paid to holders of Common Shares through the Termination Date, exceeds (B) the sum of Invested Capital plus a Stockholders’ Return of 7% as of the Termination Date.

“TERMINATION DATE” means the date of termination of the Advisory Agreement.

“TERMINATION OF THE INITIAL PUBLIC OFFERING” shall mean the earlier of (i) the date on which the Initial Public Offering expires or is terminated by the Company, excluding an Offering of Shares pursuant to the Reinvestment Plan (as defined below) or (ii) the date on which all Shares offered in the Initial Public Offering are sold, excluding warrants offered thereunder and Shares that may be acquired upon exercise of such warrants and Shares offered thereunder that may be acquired pursuant to the Reinvestment Plan (as hereinafter defined).

“TOTAL OPERATING EXPENSES” means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with Section 8.7 hereof, notwithstanding the next succeeding clause (vi); and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the Sale of Property, and other fees and expenses connected with the acquisition, operation, ownership and disposition of Assets (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

“TRIGGERING EVENT” shall have the meaning as provided in Section 5.3(iii)(a) herein.

“UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one (1) year.

ARTICLE V

STOCK

SECTION 5.1.      AUTHORIZED SHARES.  The total number of Shares that the Company shall have authority to issue is 1,000,000,000 Shares, of which (i) 875,000,000 shall be designated as common stock, $0.0001 par value per Share (the “Common Shares”); (ii) 1,000 shall be designated as non-participating, non-voting, convertible stock, $0.0001 par value per Share (the “Convertible Shares”); and (iii) 124,999,000 shall be designated as preferred stock, $0.0001 par value per Share (the “Preferred Shares”).  The aggregate par value of all authorized shares of stock having par value is $100,000.00.  If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2(ii) or Section 5.5 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Article.  The Board, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to (i) increase or decrease the aggregate number of Shares that the Company has authority to issue, (ii) increase or decrease the number of Shares of any class or series that the Company has authority to issue, or (iii) classify or reclassify any unissued Shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of such Shares.  The Company shall at all times reserve and keep available, out of its authorized but unissued Shares, such number of Shares as shall from time to time be sufficient solely for the purpose of effecting the redemption, conversion or exchange of outstanding OP Units not owned by the Company which are convertible or exchangeable into Shares. The Company shall issue Shares upon the redemption, conversion or exchange of the OP Units in accordance with the terms of the Operating Partnership Agreement.

SECTION 5.2.      COMMON SHARES.

(i)            COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(ii)           DESCRIPTION. Subject to the provisions of Section 5.10 hereof and except as may otherwise be specified in the terms of any class or series of Common Shares, each Common Share shall entitle the holder thereof to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof.  Shares of a particular class of Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of stock.

(iii)          DISTRIBUTION RIGHTS. The Board from time to time may authorize and the Company may pay to Stockholders such dividends or other distributions in cash or other property as the Board in its discretion shall determine. The Board shall endeavor to authorize, and the Company may pay, such dividends and distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company; provided, however, Stockholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the Company. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (a) the Board advises each holder of Common Shares of the risks associated with direct ownership of the property, (b) the Board offers each holder of Common Shares the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those holders of Common Shares that accept such offer.

(iv)          RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares then outstanding.

(v)           VOTING RIGHTS. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a holder of Common Shares shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company.

(vi)          REDEMPTION RIGHTS. The Company shall have the right to redeem the Common Shares in accordance with Section 11.8 hereof.

SECTION 5.3.      CONVERTIBLE SHARES.

(i)            DISTRIBUTION RIGHTS.  The holders of the outstanding Convertible Shares shall not be entitled to receive dividends or other distributions on the Convertible Shares.

(ii)           VOTING RIGHTS.

(a)           Except for the voting rights expressly conferred by this Section 5.3(ii), the holders of the outstanding Convertible Shares shall not be entitled (I) to vote on any matter, or (II) to receive notice of, or to participate in, any meeting of Stockholders at which they are not entitled to vote.

(b)           The affirmative vote of the holders of at least two-thirds of the outstanding Convertible Shares, voting together as a single class for such purposes with each share entitled to one vote, shall be required for the adoption of any amendment, alteration or repeal of any provision of the Charter that materially and adversely changes the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of the Convertible Shares (it being understood that an increase in the number of Directors is not such a material and adverse change).

(iii)          CONVERSION.

(a)           Each outstanding Convertible Share shall convert into a number of Common Shares as set forth in paragraph (b) of this Section 5.3(iii), automatically and without any further action required, upon the occurrence of any of the following events (each a “Triggering Event”): (A) the date when the Company shall have paid total Distributions in an amount equal to or in excess of the sum of Invested Capital and a Stockholders’ Return of 7%; or (B) Listing.  Each outstanding Convertible Share shall become convertible into a number of Common Shares as set forth in paragraph (c) of this Section 5.3(iii), automatically and without any further action required, upon the occurrence of any of the following events (an “Advisory Agreement Termination”):  the termination or expiration without renewal of the Company’s Advisory Agreement with Behringer Harvard Multifamily Advisors I LP.  Notwithstanding the foregoing, no Convertible Share shall convert or become convertible if at or prior to the time of the Triggering Event or Advisory Agreement Termination the Advisory Agreement with Behringer Harvard Multifamily Advisors I LP has terminated or expired without renewal because of a material breach by Behringer Harvard Multifamily Advisors I LP.

(b)                                 Upon the occurrence of a Triggering Event, each Convertible Share shall be converted into a number of Common Shares equal to 1/1000 of the result of (I) the Conversion Product divided by (II) the quotient of the Company Value divided by the number of outstanding Common Shares on the date of the Triggering Event.  Such conversion, in the case of conversion upon Listing, will not occur until the 31st trading day after the date of the Listing.  If, in the good faith judgment of the Board, full conversion of the Convertible Shares would jeopardize the Company’s status as a REIT, then only such number of Convertible Shares (or fraction thereof) shall be converted into Common Shares such that the Company’s REIT status is not jeopardized.  Each remaining Convertible Share shall convert as provided herein when the Board determines that conversion of such Convertible Share would not jeopardize the Company’s qualification as a REIT.  The Board shall consider whether it can make this determination at least once per quarter following a Triggering Event.

(c)                                  Upon the occurrence of an Advisory Agreement Termination prior to a Triggering Event, each Convertible Share will become convertible (but will not convert except as provided in the next sentence) into a number of Common Shares equal to 1/1000 of the result of (I) the Termination Conversion Product divided by (II) the quotient of the Company Value divided by the number of outstanding Common Shares on the Termination Date.  Thereafter, upon the occurrence of a Triggering Event each Convertible Share will automatically convert into the number of Common Shares determined pursuant to the preceding sentence; provided that, if the Triggering Event is a Listing, the Convertible Shares will convert only if the sum of the Company Value plus total Distributions paid to holders of Common Shares through the date of the Listing exceeds the sum of Invested Capital plus a Stockholders’ Return of 7%.  If, in the good faith judgment of the Board, full conversion of the Convertible Shares would jeopardize the Company’s status as a REIT, then only such number of Convertible Shares (or fraction thereof) shall be converted into Common Shares such that the Company’s REIT status is not jeopardized.  Each remaining Convertible Share shall convert as provided herein when the Board determines that conversion of such Convertible Share would not jeopardize the Company’s qualification as a REIT.  The Board shall consider whether it can make the determination at least once per quarter following a Triggering Event.

(d)                                 As promptly as practicable after a Triggering Event, including a Triggering Event that causes the Convertible Shares to automatically convert into Common Shares pursuant to paragraph (c) of this Section 5.3(iii), the Company shall issue and deliver to each holder of Convertible Shares a certificate or certificates representing the number of Common Shares into which his, her or its Convertible Shares were converted (or shall cause the issuance of the Common Shares to be reflected in the Company’s stock ledger, if the Common Shares are uncertificated).  The person in whose name the Common Shares are issued shall be deemed to have become a Stockholder of record on the date of conversion.

(e)                                  The issuance of Common Shares on conversion of outstanding Convertible Shares shall be made by the Company without charge for expenses or for any tax in respect of the issuance of the Common Shares.

(f)                                    In the event of any reclassification or recapitalization of the outstanding Common Shares (except a change in par value, or from no par value to par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Company is a party, except a merger in which the Company is the surviving corporation and which does not result in any reclassification or recapitalization, the Company or the successor or purchasing business entity shall provide that the holder of each Convertible Share then outstanding shall thereafter have the right to convert the Convertible Shares into the kind and amount of stock and other securities and property receivable, upon the reclassification, recapitalization, consolidation or merger, by a holder of the number of Common Shares of the Company into which the Convertible Shares might have been converted.  The provisions of this paragraph (f) of this Section 5.3(iii) shall similarly apply to successive reclassifications, recapitalizations, consolidations or mergers.

(g)                                 Common Shares issued on conversion of Convertible Shares shall be issued as fully paid shares and shall be nonassessable by the Company. The Company shall, at all times, reserve and keep available, for the purpose of effecting the conversion of the outstanding Convertible Shares, the number of its duly authorized Common Shares as shall be sufficient to effect the conversion of all of the outstanding Convertible Shares.

(h)                                 Convertible Shares converted as provided herein shall become authorized but unissued Common Shares.

(iv)                              EXCEPTED HOLDER LIMIT FOR HOLDER OF CONVERTIBLE SHARES.  For purposes of Section 5.10 hereof, the holder of the Convertible Shares shall have an Excepted Holder Limit (as such term is defined in Section 5.10) of a 20% interest (in value or number of as-converted shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Company, subject to adjustment pursuant to Section 5.10(ii)(g), including any adjustment approved by the Board.

SECTION 5.4.      PREFERRED SHARES.

The Board is hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations, qualifications and terms and conditions of redemption of the shares of each class or series, if any. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)                                     The designation of the series, which may be by distinguishing number, letter or title.

(ii)                                  The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(iii)                               The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(iv)                              The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(v)                                 The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

(vi)                              Whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(vii)                           Restrictions on the issuance of shares of the same series or of any other class or series.

(viii)                        The voting rights of the holders of shares of the series subject to the limitations contained in this Section 5.4; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Company for each such privately offered Share bears to the book value of each outstanding publicly held Share.

(ix)                                Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of the Charter, the Board may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

SECTION 5.5.      CLASSIFIED OR RECLASSIFIED SHARES.  Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section 5.10 and subject to the express terms of any class or series of stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

SECTION 5.6.      CHARTER AND BYLAWS.  The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

SECTION 5.7.      GENERAL NATURE OF SHARES.  All Shares shall be personal property entitling the Stockholders only to those rights provided in the Charter, the MGCL or the resolution creating any class or series of Shares. The legal ownership of the Company’s assets and the right to conduct the business of the Company are vested exclusively in the Board; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Company or any of the Company’s assets. The death of a Stockholder shall not terminate the Company or give his or her legal representative any rights against other Stockholders, the Board, the Company or the Company’s assets, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of Securities that the Company may at any time issue or sell.

SECTION 5.8.      NO ISSUANCE OF SHARE CERTIFICATES.

Until Listing, the Company shall not issue share certificates without the approval of the Board of Directors.  A Stockholder’s investment shall be recorded on the books of the Company.  To transfer his or her Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company.  Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, as required by the Bylaws and the MGCL or other applicable law.

SECTION 5.9.      SUITABILITY OF STOCKHOLDERS.

Until Listing, the following provisions shall apply:

(i)            INVESTOR SUITABILITY STANDARDS.  In connection with the purchase of Common Shares, if the prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(a)           that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or

(b)           that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.

The Company may require higher or lower suitability standards from purchasers residing in a particular jurisdiction at the request or with the permission of the official or agency administering the securities laws of the jurisdiction.

(ii)           DETERMINATION OF SUITABILITY OF SALE. The Sponsor and each Person selling Common Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Common Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of the Common Shares; (4) the restrictions on transferability of the Common Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder.  Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder.  The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall maintain these records for at least six (6) years.

The Sponsor and each Person selling Common Shares on behalf of the Sponsor or the Company may each rely, for satisfaction of its obligations under this Section 5.9(ii), upon (i) the Person directly selling such Shares if that Person is a Financial Industry Regulatory Authority member broker-dealer that has entered into a selling agreement with the Sponsor or the Company or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Company or their Affiliates to make suitability determinations with respect to the clients of the registered investment adviser who may purchase Shares.

(iii)          MINIMUM INVESTMENT AND TRANSFER.  Each issuance or transfer of Common Shares shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in Company’s registration statement filed under the Securities Act for the Initial Public Offering as such registration statement has been amended or supplemented as of the date of such issuance or transfer.

SECTION 5.10.    RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i)            DEFINITIONS. For purposes of Section 5.10, the following terms shall have the following meanings:

“BENEFICIAL OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“BUSINESS DAY” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“CHARITABLE BENEFICIARY” means one or more beneficiaries of the Trust as determined pursuant to Section 5.10(iii)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“COMMON SHARE OWNERSHIP LIMIT” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Company.

“CONSTRUCTIVE OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“EXCEPTED HOLDER” means a Stockholder for whom an Excepted Holder Limit is created by this Charter or by the Board pursuant to Section 5.10(ii)(g).

“EXCEPTED HOLDER LIMIT” means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5.10(ii)(g), the percentage limit established by the Board pursuant to Section 5.10(ii)(g).

“MARKET PRICE” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date or, in the event that no Closing Price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board.

“PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and a group to which an Excepted Holder Limit applies.

“PREFERRED SHARE OWNERSHIP LIMIT” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Preferred Shares of the Company.

“PROHIBITED OWNER” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.10(ii)(a), would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“RESTRICTION TERMINATION DATE” means the first day on which the Company determines pursuant to Section 7.2(ii) of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

“TRANSFER” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of Securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“TRUST” means any trust provided for in Section 5.10(iii)(a).

“TRUSTEE” means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

(ii)           SHARES.

(a)           OWNERSHIP LIMITATIONS. During the period commencing on the date of the Company’s qualification as a REIT and prior to the Restriction Termination Date, but subject to Section 5.11 hereof:

(I)            BASIC RESTRICTIONS.

(A)          (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Preferred Shares in excess of the Preferred Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B)           No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C)           Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(II)           TRANSFER IN TRUST. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 5.10(ii)(a)(I)(A) or (B),

(A) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 5.10(ii)(a)(I)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.10(iii), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(B) if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 5.10(ii)(a)(I)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5.10(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)           REMEDIES FOR BREACH. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event that has purported to have taken place that would result in a violation of Section 5.10(ii)(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 5.10(ii)(a) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 5.10(ii)(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

(c)           NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 5.10(ii)(a)(I) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 5.10(ii)(a)(II) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

(d)           OWNERS REQUIRED TO PROVIDE INFORMATION. Prior to the Restriction Termination Date:

(I)            every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within thirty (30) days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Common Share Ownership Limit and Preferred Share Ownership Limit; and

(II)           each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e)           REMEDIES NOT LIMITED. Subject to Section 7.2(ii) of the Charter, nothing contained in this Section 5.10(ii)(e) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company’s status as a REIT.

(f)            AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 5.10(ii), Section 5.10(iii), or any definition contained in Section 5.10(i), the Board shall have the power to determine the application of the provisions of this Section 5.10(ii) or Section 5.10(iii) or any such definition with respect to any situation based on the facts known to it. In the event Section 5.10(ii) or (iii) requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 5.10.

(g)           EXCEPTIONS.

(I)            Subject to Section 5.10(ii)(a)(I)(B), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Common Share Ownership Limit and the Preferred Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(A)          the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such Shares will violate Section 5.10(ii)(a)(I)(A) or (B);

(B)           such Person represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such additional representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

(C)           such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 5.10(ii)(a) through Section 5.10(ii)(f)) will result in such Shares being automatically transferred to a Trust or in the purported Transfer of such Shares being void ab initio in accordance with Section 5.10(ii)(a) and Section 5.10(iii).

(II)           Prior to granting any exception pursuant to Section 5.10(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(III)         Subject to Section 5.10(ii)(a)(I)(B), an underwriter which participates in an Offering or a private placement of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or Securities convertible into or exchangeable for Shares) in excess of the Common Share Ownership Limit, the Preferred Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such Offering or private placement.

(IV)         The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or the Preferred Share Ownership Limit.

(h)           NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or Transfer of Shares prior to the Restriction Termination Date, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise Transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

The Securities of Behringer Harvard Multifamily REIT I, Inc. are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in this Charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Common Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Preferred Shares of the Company in excess of 9.8%

(in value or number of Shares) of the outstanding Preferred Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in the Shares of the Company being owned by fewer than one hundred (100) Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares that cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are or would be violated, the Shares will be deemed to have automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries upon such transfer. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.

Until the Common Shares are Listed, to purchase Common Shares, the purchaser must represent to the Company:  (i) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or (ii) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.  Until the Common Shares are Listed, each issuance or transfer of Common Shares shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in Company’s registration statement filed under the Securities Act for the Initial Public Offering as such registration statement has been amended or supplemented as of the date of such issuance or transfer.

All capitalized terms in this notice have the meanings defined in the Charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge.

Instead of the foregoing notice, at the time of issue or transfer of shares without certificates, the Company may send the Stockholder a written statement indicating that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge.  If the Company issues Shares with certificates, each certificate shall either contain the notice set forth above or shall state that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge.

(iii)          TRANSFER OF SHARES IN TRUST.

(a)           OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 5.10(ii)(a)(II) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.10(ii)(a)(II). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 5.10(iii)(f).

(b)           STATUS OF SHARES HELD BY THE TRUSTEE. Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)           DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Section 5.10, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(d)           SALE OF SHARES BY TRUSTEE. Within twenty (20) days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 5.10(ii)(a)(I). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.10(iii)(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share received by the Trustee from the sale or other disposition of the Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.10(iii)(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.10, such excess shall be paid to the Trustee upon demand.

(e)           PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.10(iii)(c). The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 5.10(iii)(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)            DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in Section 5.10(ii)(a)(I) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

SECTION 5.11.    SETTLEMENTS.  Nothing in Section 5.10 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the NYSE or other national securities exchange on which the Common Shares are Listed. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Section 5.10, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in Section 5.10.

SECTION 5.12.    SEVERABILITY.  If any provision of Section 5.10 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5.10 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 5.13.    ENFORCEMENT.  The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Section 5.10.

SECTION 5.14.    NON-WAIVER.  No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

SECTION 5.15.    REPURCHASE OF SHARES.  The Board may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Company.

SECTION 5.16.    DISTRIBUTION REINVESTMENT PLANS.  The Board may establish, from time to time, a distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, (i) all material information regarding distributions to the holders of Common Shares and the effect of reinvesting such distributions, including the tax consequences thereof, shall be provided to the holders of Common Shares not less often than annually, and (ii) each holder of Common Shares participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

ARTICLE VI

BOARD OF DIRECTORS

SECTION 6.1.      NUMBER OF DIRECTORS.  The number of Directors of the Company shall be five (5), which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that such number shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of a majority of the members then serving on the Board, and further, provided that a majority of the Board shall be Independent Directors (except for a period of up to sixty (60) days after the death, removal or resignation of an Independent Director). Any vacancies, including those which arise by reason of an increase in the number of Directors, shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Shares issued by the Company. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. Cumulative voting for Directors is prohibited.

The names of the five Directors who shall serve on the Board until the next annual meeting of the Stockholders and until their successors are duly elected and qualified, subject to the filling of vacancies or an increase in the number of Directors prior to the next annual meeting of the Stockholders, are:

Robert M. Behringer

Robert S. Aisner

E. Alan Patton

Roger D. Bowler

Sami S. Abbasi

SECTION 6.2.      EXPERIENCE.  Each Director, other than Independent Directors, shall have at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company.  At least one (1) of the Independent Directors shall have three (3) years of relevant real estate experience.

SECTION 6.3.      COMMITTEES.  Subject to the MGCL, the Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors.

SECTION 6.4.      TERM.  Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

SECTION 6.5.      FIDUCIARY OBLIGATIONS.  The Directors and the Advisor serve in a fiduciary capacity to the Company and have a fiduciary duty to the holders of Common Shares, including, with respect to the Directors, a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

SECTION 6.6.      RESIGNATION, REMOVAL OR DEATH.  Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice.  A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote generally in the election of directors, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

SECTION 6.7.      RIGHTS OF OBJECTING STOCKHOLDERS.  Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board, upon the affirmative vote of a majority of the Board, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions or all transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

SECTION 6.8.      RATIFICATION OF CHARTER BY INDEPENDENT DIRECTORS.  Prior to the sale of any Common Shares in the Initial Public Offering, this Charter shall have been reviewed and ratified by the Board, including by a majority of the Independent Directors.

ARTICLE VII

POWERS OF THE BOARD OF DIRECTORS

SECTION 7.1.      GENERAL.  The business and affairs of the Company shall be managed under the direction of the Board, and the Board shall have full, exclusive and absolute power, control and authority over the

Company’s assets and over the business of the Company as if it, in its own right, was the sole owner thereof, except as otherwise limited by the Charter. In accordance with the policies on investments and borrowing set forth in this Article VII and Article IX hereof, the Board shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

SECTION 7.2.      SPECIFIC POWERS AND AUTHORITY.  Subject only to the express limitations set forth herein, and in addition to all other powers and authority conferred by the Charter, MGCL or other law, the Board, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(i)            INVESTMENTS.  Subject to the limits contained in Section 9.3 and Section 12.5 hereof, the Board shall have the power and authority to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Board may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Board shall take such actions as it deems necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

(ii)           REIT QUALIFICATION. The Board shall use its best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code, unless the Board, in its sole discretion, determines at any time, due to changes in tax legislation or otherwise, that qualification as a REIT is not in the best interests of the Company. Following such REIT qualification, the Board shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board determines that it no longer is in the best interests of the Company to qualify as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation set forth in this Charter which is intended to preserve the status of the Company as a REIT, including, without limitation, the restrictions and limitations on stock ownership and transfers in Section 5.10 hereof, is no longer required for REIT qualification and may waive compliance with any such restriction or limitation.

(iii)          SALE, DISPOSITION AND USE OF COMPANY ASSETS.  Subject to Articles IX and X and Sections 12.5 and 13.3 hereof, the Board shall have the power and authority to (A) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or any Director) any or all of the Company’s assets, (B) dispose of any or all of the Company’s assets by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Board by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as it deems appropriate, (C) give consents and make contracts relating to the Company’s assets and their use or other property or matters, (D) develop, improve, manage, use, alter or otherwise deal with the Company’s assets, and (E) rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law. This clause (iii) shall in no way limit the voting rights of stockholders set forth in Section 11.2.

(iv)          FINANCINGS. The Board shall have the power and authority (a) to borrow or in any other manner raise money for the purposes and on the terms it determines, which terms (1) may include evidencing the same by issuance of Securities of the Company and (2) may have such provisions as the Board may determine; (b) to reacquire such Securities; (c) to enter into other contracts or obligations on behalf of the Company to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; (d) to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company’s assets to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and (e) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company’s Leverage shall be limited by the provisions of Section 9.3(viii) hereof.

(v)           LENDING. Subject to all applicable limitations in the Charter, including without limitation Section 10.1 hereof, the Board shall have the power and authority to lend money or other assets of the Company on such terms, for such purposes and to such Persons as it may determine.

(vi)          ISSUANCE OF SECURITIES. Subject to the provisions of Article V hereof, the Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or other Securities, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

(vii)         EXPENSES AND TAXES. The Board shall have the power and authority (A) to pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board, for carrying out the purposes of the Charter and conducting the business of the Company, including (1) compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company and (2) any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company’s assets or the Directors in connection therewith and (B) to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(viii)        COLLECTION AND ENFORCEMENT. The Board shall have the power and authority to collect, sue for and receive money or other property due to the Company; to consent to extensions of time for the payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company’s assets or the Company’s affairs; and to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(ix)           DEPOSITS. The Board shall have the power and authority to deposit funds or Securities constituting part of the Company’s assets in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Board may determine.

(x)            ALLOCATION; ACCOUNTS. The Board shall have the power and authority to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in its discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any of the Company’s assets in such amounts and by such methods as it determines constitute net earnings, profits or surplus in their discretion; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

(xi)           VALUATION OF ASSETS. The Board shall have the power and authority to determine the value of all or any part of the Company’s assets and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company’s assets, all in accordance with such appraisals or other information as are reasonable and necessary, in its sole judgment.

(xii)          OWNERSHIP AND VOTING POWERS. The Board shall have the power and authority to exercise all of the rights, powers, options and privileges pertaining to the ownership of any of the Company’s assets to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(xiii)         OFFICERS, ETC.; DELEGATION OF POWERS. The Board shall have the power and authority to elect, appoint or employ such officers for the Company and such committees of the Board with such powers and duties as the Board may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Board may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Board or as their attorneys or otherwise, as the Board may determine; and to establish such committees as it deems appropriate.

(xiv)        ASSOCIATIONS. Subject to Section 12.5 hereof, the Board shall have the power and authority to cause the Company to enter into Joint Ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(xv)         REORGANIZATIONS, ETC. Subject to Sections 13.2 and 13.3 hereof, the Board shall have the power and authority to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company’s assets, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company’s assets to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, securities or any other interests.

(xvi)        INSURANCE. The Board shall have the power and authority to purchase and pay for out of the Company’s assets insurance policies insuring the Stockholders, the Company and the Company’s assets against any and all risks, and insuring the Directors, officers, Advisors and Affiliates of the Company, individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of each such insured holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that the indemnification be limited to that permitted by Section 12.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board’s power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable federal and state laws and the NASAA REIT Guidelines.

(xvii)       DISTRIBUTIONS. The Board shall have the power and authority to authorize dividends for declaration and payment by the Company or other distributions to Stockholders, subject to the provisions of Section 5.2 hereof.

(xviii)      DISCONTINUE OPERATIONS; BANKRUPTCY. The Board shall have the power and authority to discontinue the operations of the Company (subject to Section 13.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Company (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company’s assets or the Company as the Board, in such capacity, and in its discretion may determine.

(xix)         FISCAL YEAR. Subject to the Code, the Board shall have the power and authority to adopt, and from time to time to change, the fiscal year for the Company.

(xx)          SEAL. The Board shall have the power and authority to adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(xxi)         BYLAWS. The Board shall have the exclusive power and authority to adopt, implement and from time to time alter, amend or repeal the Bylaws.

(xxii)        LISTING SHARES. The Board shall have the power and authority to cause the Listing of the Shares at any time after completion of the Initial Public Offering.

(xxiii)       FURTHER POWERS. The Board shall have the power and authority to do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, even if such powers are not specifically provided hereby.

SECTION 7.3.      DETERMINATION BY BOARD OF BEST INTEREST OF COMPANY.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter, shall be final and conclusive and shall be binding upon the Company and every Stockholder: the amount of the Net Income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or ask price to be applied in determining the fair value, of any asset owned or held by the Company or of any Shares; the number of Shares of any class; any matter relating to the acquisition, holding and disposition of any assets by the Company; any matter relating to the qualification of the Company as a REIT or election of a different tax status for the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board.

SECTION 7.4.      BOARD ACTION WITH RESPECT TO CERTAIN MATTERS  A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE VIII

ADVISOR

SECTION 8.1.      APPOINTMENT AND INITIAL INVESTMENT OF ADVISOR.  The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained.

The Board shall require that the initial Advisor or its Affiliate make a contribution of $10,004.49 to either the Company or the Operating Partnership, and prior to the Commencement of the Initial Public Offering, the Advisor or its Affiliate shall make another contribution of $189,997.20 to either the Company or the Operating Partnership (such amounts shall be collectively referred to herein as the “Initial Investment”).

SECTION 8.2.      SUPERVISION OF ADVISOR.  The Board shall review and evaluate the qualifications of the Advisor before entering into an Advisory Agreement and shall evaluate the performance of the Advisor before renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled.  The Independent Directors will be responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter.  The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

SECTION 8.3.      FIDUCIARY OBLIGATIONS.  The Advisor shall have a fiduciary responsibility and duty to the Company and to the holders of Common Shares.

SECTION 8.4.      AFFILIATION AND FUNCTIONS.  The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

SECTION 8.5.      TERMINATION.  Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement upon sixty (60) days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Board in making an orderly transition of the advisory function.

SECTION 8.6.      COMMISSION ON SALE OF ASSETS.  The Company or the Operating Partnership, as applicable, may pay the Advisor a disposition fee upon the Sale of one or more Assets, in an amount equal to the lesser of (i) one-half (1/2) of the aggregate brokerage commission paid (including this disposition fee) or, if no such commission is paid, the amount of such a commission that customarily would be paid for the purchase and sale of such Asset that is reasonable, customary, and competitive in light of the size, type and location of such Asset (as determined by the Board, including a majority of the Independent Directors), or (ii) three percent (3%) of the sales price of such Property or Asset; provided, however, that, in connection with such Sale, such payment shall be subordinated to the receipt by holders of Common Shares of Distributions in an amount equal to or in excess of the sum of Invested Capital plus a Stockholders’ Return of 7%.  Payment of such fees may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties or Asset or Assets, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent (6%) of the sales price of such Property or Properties or Asset or Assets.

SECTION 8.7.      PARTICIPATION IN NET SALE PROCEEDS.  The Operating Partnership may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, in accordance with the Operating Partnership Agreement; provided the amount or percentage of the interest is reasonable.  Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the net proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to a Stockholders’ Return of 6%.  In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company Assets by each respective Advisor or any Affiliate.

SECTION 8.8.      ORGANIZATION AND OFFERING EXPENSES LIMITATION.  The total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed fifteen percent (15%) of the Gross Proceeds of each Offering.

SECTION 8.9.      LIMITATION ON ACQUISITION FEES.  The Company shall not purchase an Asset if the Acquisition Fees and Acquisition Expenses incurred in connection therewith are not reasonable or if they exceed an amount equal to six percent (6%) of the Contract Purchase Price, or, in the case of a Mortgage or other loan, six percent (6%) of the funds advanced, provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

SECTION 8.10.    REIMBURSEMENT FOR TOTAL OPERATING EXPENSES.  The Company may reimburse the Advisor, at the end of each fiscal quarter, for all costs and expenses incurred by the Advisor which are in any way related to the operation of the Company or the Company business; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four (4) consecutive fiscal quarters then ended, exceed the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such year.  The Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified.  Within sixty (60) days following the end of any fiscal quarter for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the holders of Common Shares a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board.  In the event that the Independent Directors do not determine that such Excess Amount was justified, the Advisor shall reimburse the Company the amount by which the expenses exceeded the 2%/25% Guidelines.

SECTION 8.11.    REIMBURSEMENT LIMITATION.  The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE IX

INVESTMENT POLICIES AND LIMITATIONS

SECTION 9.1.      INVESTMENT POLICIES.  The Directors shall establish written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to ensure such policies are carried out. Once established, the Independent Directors shall review the investment policies of the Company with sufficient frequency (and not less often than annually) to determine that the policies being followed by the Company are in the best interests of its holders of Common Shares.  Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

SECTION 9.2.      CERTAIN PERMITTED INVESTMENTS

(i)            The Company may invest in Assets, as defined in Article IV hereof.

(ii)           The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate; provided, however, that the Company may only so invest if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(iii)          The Company may invest in equity Securities; provided, however, that the Company may only so invest in compliance with Section 9.3 hereof, and only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

SECTION 9.3.      INVESTMENT LIMITATIONS.  In addition to other investment restrictions imposed by the Board from time to time, consistent with the Company’s objective of qualifying as a REIT, the Company’s investments must reflect the following investment limitations:

(i)            No more than ten percent (10%) of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(ii)           The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in Assets.

(iii)          The Company shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Directors, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any holder of Common Shares.  In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(iv)          The Company shall not make or invest in any Mortgage, including a construction loan, on any one (1) property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

(v)           The Company shall not invest in indebtedness secured by a mortgage on Real Property which is subordinate to the mortgage or equity interest of the Advisor, any Director, the Sponsor or any Affiliate of the Company.

(vi)          The Company shall not issue (A) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to any redemption plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (B) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) equity Securities on a deferred payment basis or under similar arrangements; or (D) options or warrants to purchase Shares of the Company to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed ten percent (10%) of the outstanding Common Shares on the date of grant. The voting rights per share of Shares of the Company (other than the publicly held Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Shares as the consideration paid to the Company for each privately offered Share of the Company bears to the book value of each outstanding publicly held Share.

(vii)         A majority of the Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by the Independent Directors.

(viii)        The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of the Leverage shall not exceed three hundred percent (300%) of the Net Assets as of the date of any borrowing. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such 300% level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Company following such borrowing, along with justification for such excess.

(ix)           The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Company.

(x)            The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

SECTION 9.4.      REVIEW OF INVESTMENT ACTIVITY.  The Company will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.

ARTICLE X

CONFLICTS OF INTEREST

SECTION 10.1.    TRANSACTIONS BETWEEN THE COMPANY, SPONSOR, ADVISOR, DIRECTORS OR AFFILIATES.  The Company shall participate in transactions with the Sponsor, the Advisor, a Director, or any Affiliate thereof in compliance with any applicable provision of the NASAA REIT Guidelines, any applicable provision of Maryland law and policies adopted by the Board of Directors. In addition:

(i)            The Company may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Director, or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price to the Company of any such Asset purchased from the Sponsor, the Advisor, a Director, or any Affiliate thereof exceed its current appraised value.

(ii)           The Company may sell or lease Assets to an Advisor, Sponsor, Director or Affiliate thereof if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

(iii)          The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof except as permitted under Section 9.3 hereof or loans to wholly owned subsidiaries of the Company.  The Company may not borrow money from the Sponsor, Advisor, Directors and any Affiliates thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as being fair, competitive, and commercially reasonable, and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.  These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the Board.  By way of example only, the prohibition on loans shall not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor shall the prohibition limit the Company’s ability to advance reimbursable expenses incurred by Directors or officers of the Advisor or its Affiliates, or the Advisor itself.

SECTION 10.2.    CONFLICT RESOLUTION PROCEDURES.  From time to time the Board, with the approval of a majority of the Independent Directors, may adopt conflict resolution procedures.

ARTICLE XI

STOCKHOLDERS

SECTION 11.1.    MEETINGS OF STOCKHOLDERS.

(i)            There shall be an annual meeting of the Stockholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report.  The Directors, including the Independent Directors, shall take reasonable steps to ensure this requirement is met. A majority of the Common Shares present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors.  A quorum shall be fifty percent (50%) of the then outstanding Shares entitled to vote.

(ii)           Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Common Shares entitled to be voted on any issue proposed to be considered at any such special meeting.  Notice of any special meeting of Stockholders shall be given as provided in the Bylaws, and the special meeting shall be held not less than fifteen (15) days nor more than sixty (60) days after the delivery of such notice.  If the meeting is called by written request of Stockholders as described in this Section 11.1(ii), notice of the special meeting shall be sent to all Stockholders within ten (10) days of the receipt of the written request, and the special meeting shall be held at the time and place specified in the Stockholder request; provided, however, that if none is so specified, at such time and place convenient to the holders of Common Shares.  If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors.  Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

(iii)          Notwithstanding anything to the contrary in this Charter, meetings of the holders of Common Shares shall comply with VI.A. of the NASAA REIT Guidelines.

SECTION 11.2.    VOTING RIGHTS OF HOLDERS OF COMMON STOCK.  Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the holders of Common Shares shall be entitled to vote only on the following matters: (i) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 6.4 and 6.6 hereof; (ii) amendment of the Charter as provided in Section 13.1 hereof and without the concurrence of the Board; (iii) reorganization of the Company as provided in Section 13.2 hereof; (iv) being a party to a merger, consolidation or Sale or other disposition of all or substantially all of the Company’s assets, regardless of any provision of the MGCL that may not require the approval of the holders of Common Shares; (v) dissolution of the Company without the necessity for concurrence by the Board; and (vi) such other matters with respect to which the Board has adopted a resolution declaring that a proposed action is advisable and declaring that the matter be submitted to the holders of Common Shares for approval or ratification.  Except with respect to the foregoing matters, no action taken by the holders of Common Shares at any meeting shall in any way bind the Board.  Further, except as provided by Section 13.1, none of the actions in (ii), (iii), (iv) or (v) above may be taken without the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote on the matter.  Notwithstanding anything to the contrary in this Charter, holders of Common Shares shall have the voting rights provided by VI.B. of the NASAA REIT Guidelines.

SECTION 11.3.    VOTING LIMITATIONS ON SHARES HELD BY THE ADVISOR, DIRECTORS AND AFFILIATES.  With respect to Shares owned by the Advisor, any Director, or any of their Affiliates, neither the Advisor, nor such Director(s), nor any of their Affiliates may vote or consent on matters submitted to the holders of Common Shares regarding the removal of the Advisor, such Director(s) or any of their Affiliates or any transaction between the Company and any of them; provided that the preceding restriction shall only apply to Directors with an interest in the matter submitted to the holders of Common Shares for a vote.  In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Director(s) and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

SECTION 11.4.    RIGHT OF INSPECTION.  Any holder of Common Shares and any designated representative thereof shall be permitted access to the records of the Company to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge.  Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 11.5.    ACCESS TO STOCKHOLDER LIST.  An alphabetical list of the names, addresses and telephone numbers of the holders of Common Shares, along with the number of Common Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by a holder of Common Shares or such holder’s designated agent at the home office of the Company in accordance with Maryland law.  The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any holder of Common Shares so requesting within ten (10) days of receipt by the Company of the request and the copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A holder of Common Shares may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, the exercise of Stockholder rights under federal proxy laws or for any other proper purpose.  Each Stockholder who receives a copy of the Stockholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such Stockholder will keep the Stockholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Stockholder List.

If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any holder of Common Shares requesting the list for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any holder of Common Shares by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is not for a proper purpose but is instead for the purpose of securing such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same to solicit the acquisition of Shares or for another commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to holders of Common Shares requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 11.6.    REPORTS.  The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each holder of Common Shares as of a record date after the end of the fiscal year and each holder of other publicly held Securities within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its holders of Common Shares and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

SECTION 11.7.    PROXY TO LIQUIDATE.  At any time after six (6) years following the Termination of the Initial Public Offering, if the Company is not then Listed, in the process of Listing or making an orderly liquidation and sale of the Company’s assets, and unless such date is extended by the majority vote of the Directors, including the Independent Directors, then upon receipt by the Secretary of the Company of written requests from Stockholders holding ten percent (10%) or more of the outstanding Common Shares (the “Proxy Request”) directing that the Company formally proxy the Stockholders holding Shares entitled to vote thereon to determine whether the Company should be dissolved (the “Proxy to Liquidate”), the Company shall send a Proxy to Liquidate to each Stockholder holding Shares entitled to vote thereon within sixty (60) days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of the Company’s assets, which the Company shall obtain as part of this proxy process, and the filing with and review of such Proxy to Liquidate by the Securities and Exchange Commission (the “SEC”), if the Company’s securities are registered with the SEC under the Exchange Act. In response to a Proxy Request, the Company shall not be required to send Proxies to Liquidate to Stockholders holding Shares entitled to vote thereon more frequently than once during every two (2) year period. To ensure that Stockholders are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Stockholder holding Shares entitled to vote thereon shall include financial information setting forth per Share pro forma tax and financial projections that assume that all of the Company’s assets will be sold immediately at prices consistent with their appraised values, or such other information as the Company deems appropriate and informative, provided in all such cases that the furnishing of such information to Stockholders shall not contravene applicable law or applicable rules and regulations of the SEC regarding the solicitation of proxies, if such rules are applicable. The Proxy to Liquidate shall contain a forty-five (45) day voting deadline or set a meeting of the Stockholders holding Shares entitled to vote thereon no earlier than forty-five (45) days after notice thereof, and the actual voting results shall be tabulated by the Company’s independent accountants or an independent agent, who will receive the votes directly from the Stockholders holding Shares entitled to vote thereon. The Company shall disclose the complete voting results for the Proxy to Liquidate in the Company’s next annual or quarterly report on sent to the Stockholders for the period following the date on which voting was completed. If a majority vote of the Stockholders holding Shares entitled to vote thereon is cast in favor of the dissolution of the Company, the assets of the Company shall be fully liquidated within thirty (30) months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the Board direct the Operating Partnership to make distributions “in kind” of any assets to the Stockholders under any dissolution conducted pursuant to this Section.

SECTION 11.8.    TENDER OFFERS.  If any Stockholder makes a tender offer, including, without limitation, a “mini-tender” offer, such Stockholder must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding Securities of the Company, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Stockholder must provide notice to the Company at least ten (10) business days prior to initiating any such tender offer. If any Stockholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant Stockholder’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per Share of Common Stock purchased in the Company’s latest Offering at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to the distribution reinvestment plan), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the Company or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Company may purchase such Tendered Shares upon delivery of the purchase price to the Stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Company may instruct any transfer agent to transfer such purchased shares to the Company.  In addition, any Stockholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.8, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company. The Company maintains the right to offset any such expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 11.  In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

SECTION 11.9.    UNSOLICITED TAKEOVER STATUTE.  Until such time as the Common Shares are Listed, the Company may not elect to be governed by the provisions of Title 3, Subtitle 8 of the MGCL.

ARTICLE XII

LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES; TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 12.1.    LIMITATION OF STOCKHOLDER LIABILITY.  No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of being a Stockholder.  The Common Shares shall be non-assessable by the Company upon receipt by the Company of the consideration for which the Board authorized their issuance.

SECTION 12.2.    LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION.  (i)         Subject to the provisions of paragraph (iii) or (iv) below or the limitations of any applicable provisions under Maryland law or the NASAA REIT Guidelines, no Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(i), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(i), shall apply to or affect in any respect the applicability of the provisions of this Section 12.2(i) with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(ii)           Subject to the provisions of paragraph (iii) or (iv) below or the limitations of any applicable provisions under Maryland law, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director, officer or employee of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (b) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other entity and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (c) the Advisor, any of its Affiliates or employees of any of the foregoing acting as an agent of the Company.  The Company may, with the approval of the Board or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company.  The Board may take such action as is necessary to carry out this Section 12.2(ii).  No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(iii)          Notwithstanding anything to the contrary contained in paragraph (i) or (ii) above, the Company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them and the Company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(a)           The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(b)           The Indemnitee was acting on behalf of or performing services for the Company.

(c)           Such liability or loss was not the result of (1) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (2) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(d)           Such indemnification or agreement to hold harmless is recoverable only out of net assets and not from the Stockholders.

(iv)          Notwithstanding anything to the contrary contained in paragraph (i) or (ii) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee or any person acting as a broker-dealer unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

SECTION 12.3.    PAYMENT OF EXPENSES.  The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 12.2(iii) hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e)(2) through (4) of the MGCL or any successor statute.

SECTION 12.4.    EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS.  Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 12.5.    TRANSACTIONS WITH AFFILIATES.  Other than as otherwise provided herein, all other transactions between the Company and the Advisor, the Sponsor, a Director or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the Person who is party to the transaction or not otherwise interested in the transaction that:

(i)            The transaction is fair and reasonable to the Company.

(ii)           The terms and conditions of such transaction are not less favorable to the Company than those available from unaffiliated third parties.

ARTICLE XIII

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 13.1.    AMENDMENT.  The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights of any Shares of outstanding stock.  All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation.  Notwithstanding anything to the contrary contained herein, a majority of the entire Board (including a majority of the Independent Directors) without the vote or consent of the Stockholders may at any time amend the Charter (a) to increase or decrease the number of aggregate Shares of the Company or the number of Shares of any class or series that the Company has the right to issue, (b) to change the name of the Company, (c) to change the designation of classes or series of unissued Shares or (d) to effect a reverse stock split in accordance with Section 2-309(e) of the MGCL; provided, however, that an amendment of the Charter that adversely affects the rights, preferences and privileges of holders of Common Shares shall require the concurrence of the holders of a majority of the outstanding Common Shares.  Except as otherwise provided in the Charter, and to the extent otherwise permitted by Maryland law, any amendment to the Charter shall be valid if approved by the affirmative vote of a majority of all votes of the Stockholders entitled to be cast on the matter.

SECTION 13.2.    REORGANIZATION.  Subject to the provisions of any class or series of Shares at the time outstanding, the Board shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company’s assets and to carry on the affairs of the Company, or (ii) to merge the Company into, or sell, convey and transfer the Company’s assets to any such corporation, association, trust or organization in exchange for securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above, terminate the Company and deliver such securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Shares held by them; provided, however, that, except as permitted by law, any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 13.3.    MERGER, CONSOLIDATION OR SALE OF COMPANY ASSETS.  Subject to the provisions of any class or series of Shares then outstanding, the Board shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company’s assets; or (iv) dissolve or liquidate the Company; provided, however, that, except as permitted by law, such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 13.4.    ROLL-UP TRANSACTIONS.  In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Appraiser.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering.  The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve (12) month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction.  In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

(i)            accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii)           one of the following:

(a)           remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b)           receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(i)            that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1, 11.2, 11.3, 11.6 and 12.1 hereof;

(ii)           that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(iii)          in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 hereof; or

(iv)          in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the holders of Common Shares.

ARTICLE XIV

DURATION OF COMPANY

SECTION 14.1.    DISSOLUTION UPON FAILURE TO OBTAIN LISTING.  The Company shall consider Listing its Common Shares or liquidating on or before the seventh (7th) anniversary of the Termination of the Initial Public Offering.  In the event that the process of Listing or the orderly liquidation and Sale of the Company’s assets has not begun before the seventh (7th) anniversary of the Termination of the Initial Public Offering as set forth above (unless a majority of the Board and a majority of the Independent Directors shall approve otherwise and set a future date for such Listing or the Company’s liquidation), the Company shall promptly prepare and deliver to Stockholders holding Shares entitled to vote thereon a Proxy to Liquidate conforming to the requirements set forth in Section 11.7 hereof.  The Company shall not be obligated to deliver to Stockholders entitled to vote thereon more than one Proxy to Liquidate under this Section 14.1.  If the Stockholders holding a majority of the outstanding Shares entitled to vote thereon approve the dissolution of the Company, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve.  In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1.    GOVERNING LAW.  These Articles of Amendment and Restatement are executed by the individual named below and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the MGCL without regard to conflicts of laws provisions thereof; provided that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of securities to its residents or within such state.  The provisions of this Section 15.1 shall cease to have any effect on the earlier of the date upon which (i) the Company shall have a class of security that is a “covered security,” as defined in the Securities Act or (ii) the Company is no longer subject to the NASAA REIT Guidelines.

SECTION 15.2.    RELIANCE BY THIRD PARTIES.  Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Stockholders; (iv) a copy of the Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts that relate to the affairs of the Company.  No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Board or by any duly authorized officer, employee or agent of the Company.

SECTION 15.3.    PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(i)            The provisions of this Charter are severable, and if the Board shall determine that any one or more of such provisions impermissibly conflict with the NASAA REIT Guidelines or are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination.  No Director shall be liable for making or failing to make such a determination.

(ii)           If any provision of this Charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Charter in any jurisdiction.

SECTION 15.4.    CONSTRUCTION.  In this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders.  The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Charter.  In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the MGCL.

SECTION 15.5.    RECORDATION.  These Articles of Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record these Articles or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles or any amendment hereto.  Any Articles of Amendment and Restatement shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.

THIRD:  The Fourth Articles of Amendment and Restatement as hereinabove set forth were duly adopted by the Board of Directors of the Company at a meeting held on           , 2008 and approved by the stockholders of the Company on       , 2008 in the manner required by the MGCL.

FOURTH:  The current address of the principal office of the Company is as set forth in Article III of the foregoing Fourth Articles of Amendment and Restatement.

FIFTH:  The name and address of the Company’s current resident agent are as set forth in Article III of the foregoing Fourth Articles of Amendment and Restatement.

SIXTH:  As of the date of the filing of the foregoing Fourth Articles of Amendment and Restatement of the Charter, the number of directors of the Company and the names of those currently in office are as set forth in Section 6.1 of the foregoing Fourth Articles of Amendment and Restatement of the Charter.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Behringer Harvard Multifamily REIT I, Inc. has caused these Fourth Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, and attested by its Secretary, on this      day of               , 2008.

[ ]
President

ATTEST

[ ]
Secretary

THE UNDERSIGNED, President of Behringer Harvard Multifamily REIT I, Inc., who executed on behalf of said Company the foregoing Fourth Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges the foregoing Fourth Articles of Amendment and Restatement to be the corporate act of said Company and, as to all matters or facts required to be verified under oath, further acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[ ]
President

APPENDIX B

MARKED COPY COMPARING AMENDED ARTICLES AGAINST EXISTING ARTICLES

MARKED FORM OF

FOURTH ARTICLES OF AMENDMENT AND RESTATEMENT

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

ARTICLE I

NAME

The name of the corporation is Behringer Harvard Multifamily REIT I, Inc. (the “Company”). So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Board determines that the use of the name “Behringer Harvard Multifamily REIT I, Inc.” is not practicable, it may use any other designation or name for the Company.

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Company’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

“ACQUISITION EXPENSES” means any and all expenses ~~incurred by the Company, the Operating Partnership, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation,~~including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, ~~and~~ title insurance ~~premiums~~, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

“ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with making or investing in Mortgages or other loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

“ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“ADVISORY AGREEMENT” means the agreement between the Company~~,~~ and the Advisor ~~and the Operating Partnership~~, pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

“ADVISORY AGREEMENT TERMINATION” shall have the meaning as provided in Section 5.3(iii)(a) herein.

“AFFILIATE” or “AFFILIATED” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

~~“APPRAISED VALUE” means value according to an appraisal made by an Independent Appraiser.~~

 “ASSET” means any Property, Mortgage, loan or other direct and indirect investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates, and any other investment made by the Company, directly or indirectly through one or more of its Affiliates, its Joint Ventures or the Operating Partnership.

“AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the ~~Assets~~assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period~~; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the assets valuation established by the most recent such valuation report(s) without reduction for depreciation, bad debts or other non-cash reserves~~.

“BOARD” means, collectively, the individuals named in Section 6.1 of the Charter and such other individuals who may be duly elected and qualified to serve as Directors thereafter to replace any such individual or fill a vacancy caused by the death, removal or resignation of any such individual or caused by an increase in the number of Directors.

“BYLAWS” means the bylaws of the Company, as the same are in effect from time to time.

“CHANGE OF CONTROL” means any (i) event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% of the combined voting power of the Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Common Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or the Operating Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act).

“CHARTER” means these ~~Third~~Fourth Articles of Amendment and Restatement and any Articles of Amendment, Articles Supplementary or other modification or amendment thereto.

“CLOSING PRICE” on any date shall mean the last sale price for any class or series of the Company’s Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to Shares Listed or, if such Shares are not Listed, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system or other quotation service that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board.

“CODE” shall have the meaning provided in Article II herein.

“COMMENCEMENT OF THE INITIAL PUBLIC OFFERING” shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“COMMON SHARES” shall have the meaning provided in Section 5.1 herein.

“COMPANY” shall have the meaning provided in Article I herein.

“COMPANY VALUE” shall mean the actual value of the Company as a going concern based on the difference between (a) the actual value of all of its assets as determined in good faith by the Board, including a majority of the Independent Directors, and (b) all of its liabilities as set forth on its balance sheet for the period ended immediately prior to the determination date, provided that (i) if the Company Value is being determined in connection with a Change of Control that establishes the Company’s net worth, then the Company Value shall be the net worth established thereby and (ii) if the Company Value is being determined in connection with a Listing, then the Company Value shall be equal to the number of outstanding Common Shares multiplied by the Closing Price of a single Common Share averaged over a period of 30 trading days during which the Shares are listed or quoted for trading after the date of Listing. For purposes hereof, a “trading day” shall be any day on which the NYSE is open for trading, whether or not the Common Shares are then listed on the NYSE and whether or not there is an actual trade of Common Shares on any such day. If the holder of Convertible Shares disagrees as to the Company Value as determined by the Board, then each of the holder of Convertible Shares and the Company shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the Company Value shall be final and binding on the parties as to the Company Value. The cost of such appraisal shall be split evenly between the Company and the Advisor.

“COMPETITIVE REAL ESTATE COMMISSION” means a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“CONSTRUCTION FEE” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

“CONTRACT PURCHASE PRICE” means (i) the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property, (ii) the amount of funds advanced with respect to a Mortgage or other loan, or (iii) the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.

“CONVERSION PRODUCT” means the product of 0.15 times the amount, if any, by which (A) the sum of the Company Value as of the date of the Triggering Event plus total Distributions paid to holders of Common Shares through the date of the Triggering Event, exceeds (B) the sum of Invested Capital plus a Stockholders’ Return of 7% as of the date of the Triggering Event.

“CONVERTIBLE SHARES” shall have the meaning provided in Section 5.1 herein.

“DEALER MANAGER” means Behringer Securities LP, an Affiliate of the ~~Company~~Advisor, or such other Person selected by the Board to act as the dealer manager for an Offering.

“DEVELOPMENT FEE” means a fee for the packaging of ~~an Asset~~the Company’s property, including ~~the negotiation~~negotiating and ~~approval of~~approving plans, and ~~any assistance~~undertaking to assist in obtaining zoning and necessary variances and necessary financing for ~~a~~the specific ~~Property~~property, either initially or at a later date.

“DIRECTOR” means a member of the Company’s Board.

“DISTRIBUTIONS” means any dividends or other distributions of money or other property, pursuant to Section 5.2(iii) hereof, by the Company to ~~owners~~holders of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any Common Shares and excluding distributions on any Common Shares before their redemption.

“EXCHANGE ACT” shall have the meaning provided in Section 11.8 herein.

~~“FIRST PRIVATE OFFERING” means the private offering of Common Shares pursuant to the private placement memorandum dated November 22, 2006.~~

“GROSS PROCEEDS” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“INDEPENDENT APPRAISER” means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society such as the ~~American~~Appraisal Institute ~~of Real Estate Appraisers or the Society of Real Estate Appraisers~~ shall be conclusive evidence of such qualification as to Real Property.

“INDEPENDENT DIRECTOR” means a Director who is not on the date of determination, and within the last two (2) years from the date of determination has not been, directly or indirectly associated with the Sponsor, the Company, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Company, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company, (iv) performance of services for the Company, other than as a Director of the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate annual gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent (5%) of either the Director’s annual gross income during either of the last two (2) years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

“INITIAL INVESTMENT” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section 8.1 herein.

“INITIAL PUBLIC OFFERING” means the first Offering.

“INVESTED CAPITAL” means the amount calculated by multiplying the total number of ~~Shares purchased by Stockholders from~~Common Shares issued by the Company by the price paid for each Common Share, reduced by ~~the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares~~ an amount equal to the total number of Common Shares repurchased from Stockholders by the Company (pursuant to the Company’s plan ~~for the repurchase of Shares.~~ to repurchase such Common Shares) multiplied by the price paid for each such redeemed Common Share when initially purchased from the Company.

“JOINT VENTURES” means those joint venture or partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner, which are established to acquire or hold Assets.

“LEVERAGE” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“LISTING” means the listing of the Common Shares on a national securities exchange. Upon such Listing, the Shares shall be deemed “Listed.”

“MGCL” means the Maryland General Corporation Law.

“MORTGAGES” means, in connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidence of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NASAA REIT GUIDELINES’ means the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007, and in effect on the date that this Charter is filed with the SDAT.

“NET ASSETS” means the total assets of the Company (other than intangibles) at cost~~,~~ before deducting depreciation~~, reserves for bad debts~~ or other non-cash reserves~~,~~ less total liabilities, calculated at least quarterly by the Company on a basis consistently applied~~; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Net Assets” shall mean the greater of (i) the amount determined pursuant to the foregoing and (ii) the assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves~~.

“NET INCOME” means for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the Sale of Assets.

“NET SALES PROCEEDS” means in the case of a transaction described in clause (i) (A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i) (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company or the Operating Partnership (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i) (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or other loan on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company or the Operating Partnership in its sole discretion.

“NYSE” means the New York Stock Exchange.

“OFFERING” means any public offering of Shares pursuant to an effective registration statement filed under the Securities Act occurring at a time when Shares are not Listed or approved for Listing or are not otherwise a “covered security” as defined in Section 18 of the Securities Act, and are subject to state merit review by one or more states.

“OPERATING PARTNERSHIP” means the ~~Partnership~~Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November ~~22, 2006.~~28, 2007, as it may be amended from time to time.

“OPERATING PARTNERSHIP AGREEMENT” means the Partnership Agreement of the Operating Partnership, dated as of November 22, 2006.

“OP UNITS” means units of limited partnership in the Operating Partnership.

“ORGANIZATION AND OFFERING EXPENSES” means any and all ~~costs and~~ expenses incurred by and to be paid from the ~~Assets~~assets of the Company in connection with ~~the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation~~and in preparing the Company for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, ~~amending, supplementing,~~ mailing ~~and distributing costs~~, salaries of employees while engaged in sales activity, ~~telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings),~~ charges of transfer agents, registrars, trustees, escrow holders, ~~depositories~~depositaries, experts, ~~fees,~~ expenses ~~and taxes related to the filing, registration and~~of qualification of the sale of the ~~Shares~~securities under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees.

“PERSON” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

“PREFERRED SHARES” shall have the meaning provided in Section 5.1 herein.

“PROPERTY” or “PROPERTIES” means, as the context requires, any or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (including through joint venture arrangements or other partnership or investment interests).

“PROSPECTUS” has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or ~~similar~~other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the ~~Stockholders~~holders of ~~the Company.~~Common Shares. Such term does not include:

(i)            a transaction involving Securities of the Company that have been for at least twelve (12) months Listed on a national securities exchange; or

(ii)           a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(a)                                  ~~Stockholders’~~ voting rights of the holders of Common Shares;

(b)                                 the term of existence of the Company;

(c)                                  Sponsor or Advisor compensation; or

(d)                                 the Company’s investment objectives.

“SALE” or “SALES” means (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or other loan or portion thereof (including with respect to any Mortgage or other loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage or other loan and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the net proceeds of such transaction or series of transactions are reinvested in one (1) or more Assets within one hundred and eighty (180) days thereafter.

“SDAT” shall have the meaning provided in Section 5.5 herein.

“SECURITIES” means any of the following issued by the Company, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“SECURITIES ACT” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Behringer Securities LP.

“SHARES” means shares of stock of the Company of any class or series, including Common Shares ~~or~~, Preferred Shares or Convertible Shares.

SOLICITING DEALERS” means those broker-dealers that are members of the ~~National Association of Securities Dealers, Inc.~~Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and that, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

“SPONSOR” means ~~Robert M. Behringer and Behringer Harvard Holdings, LLC.~~ any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the Company in connection with founding or organizing the business of the Company, in consideration of services or property, or both services and property, (iii) has a substantial number of relationships and contacts with the Company, (iv) possessing significant rights to control Properties, (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (vi) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“STOCKHOLDERS” means the holders of record of the Shares as maintained in the books and records of the Company or its transfer agent.

“STOCKHOLDERS’ ~~7%~~ RETURN” means, as of any date, an aggregate amount equal to a ~~7%~~ cumulative, non-compounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ Return, Invested Capital shall be determined for each day during the period for which the Stockholders’ Return is being calculated net of Distributions attributable to Net Sales Proceeds but (consistent with the definition of Invested Capital) shall always exclude an amount equal to the total number of Common Shares repurchased from Stockholders by the Company (pursuant to any Company plan to repurchase Common Shares) multiplied by the price paid for each such redeemed Common Share when initially purchased from the Company.

“TERMINATION CONVERSION PRODUCT” means the product of 0.15 times the amount, if any, by which (A) the sum of the Company Value as of the Termination Date plus total Distributions paid to holders of Common

Shares through the Termination Date, exceeds (B) the sum of Invested Capital plus a Stockholders’ Return of 7% as of the Termination Date.

“TERMINATION DATE” means the date of termination of the Advisory Agreement.

“TERMINATION OF THE INITIAL PUBLIC OFFERING” shall mean the earlier of (i) the date on which the Initial Public Offering expires or is terminated by the Company, excluding an Offering of Shares pursuant to the Reinvestment Plan (as defined below) or (ii) the date on which all Shares offered in the Initial Public Offering are sold, excluding warrants offered thereunder and Shares that may be acquired upon exercise of such warrants and Shares offered thereunder that may be acquired pursuant to the Reinvestment Plan (as hereinafter defined).

“TOTAL OPERATING EXPENSES” means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and ~~tax~~taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) ~~payments made~~incentive fees paid in compliance with Section 8.7 hereof ~~and the Operating Partnership Agreement;~~, notwithstanding the next succeeding clause (vi); and (vi) Acquisition Fees and Acquisition Expenses, ~~(vii)~~ real estate commissions on the Sale of Property, and ~~(viii)~~ other fees and expenses connected with the acquisition~~, disposition~~, operation, ~~management and~~ ownership and disposition of Assets (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

“TRIGGERING EVENT” shall have the meaning as provided in Section 5.3(iii)(a) herein.

“UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one (1) year.

ARTICLE V

STOCK

SECTION 5.1.      AUTHORIZED SHARES. The total number of Shares that the Company shall have authority to issue is 1,000,000,000 Shares, of which (i) 875,000,000 shall be designated as common stock, $0.0001 par value per Share (the “Common Shares”); (ii) 1,000 shall be designated as non-participating, non-voting, convertible stock, $0.0001 par value per Share (the “Convertible Shares”); and (iii) 124,999,000 shall be designated as preferred stock, $0.0001 par value per Share (the “Preferred Shares”). The aggregate par value of all authorized shares of stock having par value is $100,000.00. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2(ii) or Section 5.5 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Article. The Board, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to (i) increase or decrease the aggregate number of Shares that the Company has authority to issue, (ii) increase or decrease the number of Shares of any class or series that the Company has authority to issue, or (iii) classify or reclassify any unissued Shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of such Shares. The Company shall at all times reserve and keep available, out of its authorized but unissued Shares, such number of Shares as shall from time to time be sufficient solely for the purpose of effecting the redemption, conversion or exchange of outstanding OP Units not owned by the Company which are convertible or exchangeable into Shares. The Company shall issue Shares upon the redemption, conversion or exchange of the OP Units in accordance with the terms of the Operating Partnership Agreement.

SECTION 5.2.      COMMON SHARES.

(i)            COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(ii)           DESCRIPTION. Subject to the provisions of Section 5.10 hereof and except as may otherwise be specified in the terms of any class or series of Common Shares, each Common Share shall entitle the holder thereof to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof. Shares of a particular class of Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of stock.

(iii)          DISTRIBUTION RIGHTS. The Board from time to time may authorize and the Company may pay to Stockholders such dividends or other ~~Distributions~~distributions in cash or other property as the Board in its discretion shall determine. The Board shall endeavor to authorize, and the Company may pay, such dividends and ~~Distributions~~distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company; provided, however, Stockholders shall have no right to any dividend or ~~Distribution~~distribution unless and until authorized by the Board and declared by the Company. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or ~~Distributions~~distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (a) the Board advises each ~~Stockholder~~holder of Common Shares of the risks associated with direct ownership of the property, (b) the Board offers each ~~Stockholder~~holder of Common Shares the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those ~~Stockholders~~holders of Common Shares that accept such offer.

(iv)          RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares then outstanding.

(v)           VOTING RIGHTS. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a holder of Common Shares shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company.

(vi)          REDEMPTION RIGHTS. The Company shall have the right to redeem the Common Shares in accordance with Section 11.8 hereof.

SECTION 5.3.      CONVERTIBLE SHARES.

(i)            DISTRIBUTION RIGHTS. The holders of the outstanding Convertible Shares shall not be entitled to receive dividends or other distributions on the Convertible Shares.

(ii)           VOTING RIGHTS.

(a)           Except for the voting rights expressly conferred by this Section 5.3(ii), the holders of the outstanding Convertible Shares shall not be entitled (I) to vote on any matter, or (II) to receive notice of, or to participate in, any meeting of Stockholders at which they are not entitled to vote.

(b)           The affirmative vote of the holders of at least two-thirds of the outstanding Convertible Shares, voting together as a single class for such purposes with each share entitled to one vote, shall be required for the adoption of any amendment, alteration or repeal of any provision of the Charter that materially and adversely changes the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of the Convertible Shares (it being understood that an increase in the number of Directors is not such a material and adverse change).

(iii)          CONVERSION.

(a)           Each outstanding Convertible Share shall convert into a number of Common Shares as set forth in paragraph (b) of this Section 5.3(iii), automatically and without any further action required, upon the occurrence of any of the following events (each a “Triggering Event”): (A) the date when the Company shall have paid total Distributions in an amount equal to or in excess of the sum of Invested Capital and a Stockholders’ Return of 7%; or (B) Listing. Each outstanding Convertible Share shall become convertible into a number of Common Shares as set forth in paragraph (c) of this Section 5.3(iii), automatically and without any further action required, upon the occurrence of any of the following events (an “Advisory Agreement Termination”):  the termination or expiration without renewal of the Company’s Advisory Agreement with Behringer Harvard Multifamily Advisors I LP. Notwithstanding the foregoing, no Convertible Share shall convert or become convertible if at or prior to the time of the Triggering Event or Advisory Agreement Termination the Advisory Agreement with Behringer Harvard Multifamily Advisors I LP has terminated or expired without renewal because of a material breach by Behringer Harvard Multifamily Advisors I LP.

(b)           Upon the occurrence of a Triggering Event, each Convertible Share shall be converted into a number of Common Shares equal to 1/1000 of the result of (I) the Conversion Product divided by (II) the quotient of the Company Value divided by the number of outstanding Common Shares on the date of the Triggering Event. Such conversion, in the case of conversion upon Listing, will not occur until the 31st trading day after the date of the Listing. If, in the good faith judgment of the Board, full conversion of the Convertible Shares would jeopardize the Company’s status as a REIT, then only such number of Convertible Shares (or fraction thereof) shall be converted into Common Shares such that the Company’s REIT status is not jeopardized. Each remaining Convertible Share shall convert as provided herein when the Board determines that conversion of such Convertible Share would not jeopardize the Company’s qualification as a REIT. The Board shall consider whether it can make this determination at least once per quarter following a Triggering Event.

(c)           Upon the occurrence of an Advisory Agreement Termination prior to a Triggering Event, each Convertible Share will become convertible (but will not convert except as provided in the next sentence) into a number of Common Shares equal to 1/1000 of the result of (I) the Termination Conversion Product divided by (II) the quotient of the Company Value divided by the number of outstanding Common Shares on the Termination Date. Thereafter, upon the occurrence of a Triggering Event each Convertible Share will automatically convert into the number of Common Shares determined pursuant to the preceding sentence; provided that, if the Triggering Event is a Listing, the Convertible Shares will convert only if the sum of the Company Value plus total Distributions paid to holders of Common Shares through the date of the Listing exceeds the sum of Invested Capital plus a Stockholders’ Return of 7%. If, in the good faith judgment of the Board, full conversion of the Convertible Shares would jeopardize the Company’s status as a REIT, then only such number of Convertible Shares (or fraction thereof) shall be converted into Common Shares such that the Company’s REIT status is not jeopardized. Each remaining Convertible Share shall convert as provided herein when the Board determines that conversion of such Convertible Share would not jeopardize the Company’s qualification as a REIT. The Board shall consider whether it can make the determination at least once per quarter following a Triggering Event.

(d)           As promptly as practicable after a Triggering Event, including a Triggering Event that causes the Convertible Shares to automatically convert into Common Shares pursuant to paragraph (c) of this Section 5.3(iii), the Company shall issue and deliver to each holder of Convertible Shares a certificate or certificates representing the number of Common Shares into which his, her or its Convertible Shares were converted (or shall cause the issuance of the Common Shares to be reflected in the Company’s stock ledger, if the Common Shares are uncertificated). The person in whose name the Common Shares are issued shall be deemed to have become a Stockholder of record on the date of conversion.

(e)           The issuance of Common Shares on conversion of outstanding Convertible Shares shall be made by the Company without charge for expenses or for any tax in respect of the issuance of the Common Shares.

(f)            In the event of any reclassification or recapitalization of the outstanding Common Shares (except a change in par value, or from no par value to par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Company is a party, except a merger in which the Company is the surviving corporation and which does not result in any reclassification or recapitalization, the Company or the successor or purchasing business entity shall provide that the holder of each Convertible Share then outstanding shall thereafter have the right to convert the Convertible Shares into the kind and amount of stock and other securities and property receivable, upon the reclassification, recapitalization, consolidation or merger, by a holder of the number of Common Shares of the Company into which the Convertible Shares might have been converted. The provisions of this paragraph (f) of this Section 5.3(iii) shall similarly apply to successive reclassifications, recapitalizations, consolidations or mergers.

(g)           Common Shares issued on conversion of Convertible Shares shall be issued as fully paid shares and shall be nonassessable by the Company. The Company shall, at all times, reserve and keep available, for the purpose of effecting the conversion of the outstanding Convertible Shares, the number of its duly authorized Common Shares as shall be sufficient to effect the conversion of all of the outstanding Convertible Shares.

(h)           Convertible Shares converted as provided herein shall become authorized but unissued Common Shares.

(iv)          EXCEPTED HOLDER LIMIT FOR HOLDER OF CONVERTIBLE SHARES. For purposes of Section 5.10 hereof, the holder of the Convertible Shares shall have an Excepted Holder Limit (as such term is defined in Section 5.10) of a 20% interest (in value or number of as-converted shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Company, subject to adjustment pursuant to Section 5.10(ii)(g), including any adjustment approved by the Board.

SECTION 5.4.      PREFERRED SHARES.

The Board is hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations, qualifications and terms and conditions of redemption of the shares of each class or series, if any. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)            The designation of the series, which may be by distinguishing number, letter or title.

(ii)           The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(iii)          The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(iv)                              The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(v)                                 The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

(vi)                              Whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(vii)                          Restrictions on the issuance of shares of the same series or of any other class or series.

(viii)                       The voting rights of the holders of shares of the series subject to the limitations contained in this Section 5.4; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering ~~after the Commencement of the Initial Public Offering~~ shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Company for each such privately offered Share bears to the book value of each outstanding publicly held Share.

(ix)                              Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of the Charter, the Board may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

SECTION 5.5.      CLASSIFIED OR RECLASSIFIED SHARES. ~~After the Commencement of the Initial Public Offering, prior~~Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section 5.10 and subject to the express terms of any class or series of stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other ~~Distributions~~distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section ~~5.6~~5.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

SECTION 5.6.      CHARTER AND BYLAWS. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

SECTION 5.7.      GENERAL NATURE OF SHARES. All Shares shall be personal property entitling the Stockholders only to those rights provided in the Charter, the MGCL or the resolution creating any class or series of Shares. The legal ownership of the Company’s assets and the right to conduct the business of the Company are vested exclusively in the Board; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or ~~Distribution~~distribution of the Company or any of the Company’s assets. The death of a Stockholder shall not terminate the Company or give his or her legal representative any rights against other Stockholders, the Board, the Company or the Company’s assets, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of Securities that the Company may at any time issue or sell.

SECTION 5.8.      NO ISSUANCE OF SHARE CERTIFICATES.

Until Listing, the Company shall not issue share certificates~~.~~ without the approval of the Board of Directors. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, as required by the Bylaws and the MGCL or other applicable law.

SECTION 5.9.      SUITABILITY OF STOCKHOLDERS.

~~Upon the Commencement of the Initial Public Offering and until~~Until Listing, the following provisions shall apply ~~(unless alternative standards are imposed by state regulatory authorities)~~:

(i)            INVESTOR SUITABILITY STANDARDS. ~~Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such~~  In connection with the purchase of Common Shares, if the prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(a)           that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $~~45,000~~70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $~~45,000~~70,000; or

(b)           that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $~~150,000.~~ 250,000.

The Company may require higher or lower suitability standards from purchasers residing in a particular jurisdiction at the request or with the permission of the official or agency administering the securities laws of the jurisdiction.

(ii)           DETERMINATION OF SUITABILITY OF SALE. The Sponsor ~~or~~and each Person selling Common Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Common Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of the Common Shares; (4) the restrictions on transferability of the Common Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

The Sponsor or each Person selling ~~shares~~Common Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall maintain these records for at least six (6) years.

The Sponsor and each Person selling Common Shares on behalf of the Sponsor or the Company may each rely, for satisfaction of its obligations under this Section ~~5.10~~5.9(ii), upon (i) the Person directly selling such Shares if that Person is ~~an NASD~~a Financial Industry Regulatory Authority member broker ~~dealer or a registered investment advisor who~~-dealer that has entered into a selling agreement with ~~the Sponsor or~~ the Sponsor or the Company or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Company or their Affiliates to make suitability determinations with respect to the clients of the registered investment adviser who may purchase Shares.

(iii)         MINIMUM INVESTMENT AND TRANSFER. Each issuance or transfer of Common Shares shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in Company’s registration statement filed under the Securities Act for the Initial Public Offering as such registration statement has been amended or supplemented as of the date of such issuance or transfer.

SECTION 5.10.    RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i)            DEFINITIONS. For purposes of Section 5.10, the following terms shall have the following meanings:

“BENEFICIAL OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“BUSINESS DAY” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“CHARITABLE BENEFICIARY” means one or more beneficiaries of the Trust as determined pursuant to Section 5.10(iii)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“COMMON SHARE OWNERSHIP LIMIT” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Company.

“CONSTRUCTIVE OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“EXCEPTED HOLDER” means a Stockholder for whom an Excepted Holder Limit is created by this Charter ~~(including pursuant to Section 5.4(iv) hereof)~~ or by the Board pursuant to Section 5.10(ii)(g).

“EXCEPTED HOLDER LIMIT” means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5.10(ii)(g), the percentage limit established by the Board pursuant to Section 5.10(ii)(g).

“MARKET PRICE” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date or, in the event that no Closing Price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board.

“PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and a group to which an Excepted Holder Limit applies.

“PREFERRED SHARE OWNERSHIP LIMIT” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Preferred Shares of the Company.

“PROHIBITED OWNER” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.10(ii)(a), would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“RESTRICTION TERMINATION DATE” means the first day ~~after the Commencement of the Initial Public Offering~~ on which the Company determines pursuant to Section 7.2(ii) of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

“TRANSFER” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of Securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“TRUST” means any trust provided for in Section 5.10(iii)(a).

“TRUSTEE” means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

(ii)           SHARES.

(a)           OWNERSHIP LIMITATIONS. During the period commencing on the date of the Company’s qualification as a REIT and prior to the Restriction Termination Date, but subject to Section ~~5.12~~5.11 hereof:

(I)            BASIC RESTRICTIONS.

(A)          (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Preferred Shares in excess of the Preferred Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B)           No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C)           Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(II)           TRANSFER IN TRUST. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 5.10(ii)(a)(I)(A) or (B),

(A) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 5.10(ii)(a)(I)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.10(iii), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(B) if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 5.10(ii)(a)(I)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5.10(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)           REMEDIES FOR BREACH. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event that has purported to have taken place that would result in a violation of Section 5.10(ii)(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 5.10(ii)(a) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 5.10(ii)(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

(c)           NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 5.10(ii)(a)(I) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 5.10(ii)(a)(II) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

(d)           OWNERS REQUIRED TO PROVIDE INFORMATION. ~~From the Commencement of the Initial Public Offering and prior~~Prior to the Restriction Termination Date:

(I)            every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within thirty (30) days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Common Share Ownership Limit and Preferred Share Ownership Limit; and

(II)           each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e)           REMEDIES NOT LIMITED. Subject to Section 7.2(ii) of the Charter, nothing contained in this Section 5.10(ii)(e) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company’s status as a REIT.

(f)            AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 5.10(ii), Section 5.10(iii), or any definition contained in Section 5.10(i), the Board shall have the power to determine the application of the provisions of this Section 5.10(ii) or Section 5.10(iii) or any such definition with respect to any situation based on the facts known to it. In the event Section 5.10(ii) or (iii) requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 5.10.

(g)           EXCEPTIONS.

(I)            Subject to Section 5.10(ii)(a)(I)(B), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Common Share Ownership Limit and the Preferred Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(A)          the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such Shares will violate Section 5.10(ii)(a)(I)(A) or (B);

(B)           such Person represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such additional representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

(C)           such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 5.10(ii)(a) through Section 5.10(ii)(f)) will result in such Shares being automatically transferred to a Trust or in the purported Transfer of such Shares being void ab initio in accordance with Section 5.10(ii)(a) and Section 5.10(iii).

(II)           Prior to granting any exception pursuant to Section 5.10(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(III)         Subject to Section 5.10(ii)(a)(I)(B), an underwriter which participates in an Offering or a private placement of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or Securities convertible into or exchangeable for Shares) in excess of the Common Share Ownership Limit, the Preferred Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such Offering or private placement.

(IV)         The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or the Preferred Share Ownership Limit.

(h)           NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or Transfer of Shares prior to the Restriction Termination Date, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise Transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

The Securities of Behringer Harvard Multifamily REIT I, Inc. are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in this Charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Common Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Preferred Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Preferred Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in the Shares of the Company being owned by fewer than one hundred (100) Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares that cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are or would be violated, the Shares will be deemed to have automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries upon such transfer. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.

Until the Common Shares are Listed, to purchase Common Shares, the purchaser must represent to the Company:  (i) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or (ii) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000. Until the Common Shares are Listed, each issuance or transfer of Common Shares shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in Company’s registration statement filed under the Securities Act for the Initial Public Offering as such registration statement has been amended or supplemented as of the date of such issuance or transfer.

All capitalized terms in this notice have the meanings defined in the Charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge.

Instead of the foregoing notice, at the time of issue or transfer of shares without certificates, the Company may send the Stockholder a written statement indicating that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge. If the Company issues Shares with certificates, each certificate shall either contain the notice set forth above or shall state that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge.

(iii)          TRANSFER OF SHARES IN TRUST.

(a)           OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 5.10(ii)(a)(II) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.10(ii)(a)(II). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 5.10(iii)(f).

(b)           STATUS OF SHARES HELD BY THE TRUSTEE. Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other ~~Distributions~~distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)           DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other ~~Distributions~~distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other ~~Distribution~~distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or ~~Distribution~~distribution to the Trustee upon demand and any dividend or other ~~Distribution~~distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or ~~Distribution~~distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 5.10, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(d)           SALE OF SHARES BY TRUSTEE. Within twenty (20) days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 5.10(ii)(a)(I). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.10(iii)(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share received by the Trustee from the sale or other disposition of the Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and ~~Distributions~~distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.10(iii)(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.10, such excess shall be paid to the Trustee upon demand.

(e)           PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and ~~Distributions~~distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.10(iii)(c). The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 5.10(iii)(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)            DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in Section 5.10(ii)(a)(I) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

SECTION 5.11.    SETTLEMENTS. Nothing in Section 5.10 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the NYSE or other national securities exchange on which the Common Shares are Listed. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of ~~Sections~~Section 5.10, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in Section 5.10.

SECTION 5.12.    SEVERABILITY. If any provision of Section 5.10 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5.10 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 5.13.    ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Section 5.10.

SECTION 5.14.    NON-WAIVER. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

SECTION 5.15.    REPURCHASE OF SHARES. The Board may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Company.

SECTION 5.16.    DISTRIBUTION REINVESTMENT PLANS. The Board may establish, from time to time, a ~~Distribution~~distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, (i) all material information regarding ~~Distributions~~distributions to the ~~Stockholders~~holders of Common Shares and the effect of reinvesting such ~~Distributions~~distributions, including the tax consequences thereof, shall be provided to the ~~Stockholders~~holders of Common Shares not less often than annually, and (ii) each ~~Stockholder~~holder of Common Shares participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

ARTICLE VI

BOARD OF DIRECTORS

SECTION 6.1.      NUMBER OF DIRECTORS. The ~~initial~~ number of Directors of the Company shall be five (5), which number may be increased or decreased ~~from time to time pursuant to the Bylaws, provided that at least one (1) member of the Board shall be an Independent Director so long as the Stockholders of the Company include those other than the Sponsor or its Affiliates (except for a period of up to sixty (60) days after the death, removal or resignation of an Independent Director). Upon the Commencement of the Initial Public Offering, the number of Directors of the Company shall be no fewer than three (3), which number may be increased~~ from time to time pursuant to the Bylaws; provided, however, that such number shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of a majority of the members then serving on the Board, and further, provided that a majority of the Board shall be Independent Directors (except for a period of up to sixty (60) days after the death, removal or resignation of an Independent Director). Any vacancies, including those which arise by reason of an increase in the number of Directors, shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Shares issued by the Company. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. Cumulative voting for Directors is prohibited.

The ~~name~~names of the ~~initial~~five Directors who shall serve on the Board until the next annual meeting of the Stockholders and until their successors are duly elected and qualified, subject to the filling of vacancies or an increase in the number of Directors prior to the next annual meeting of the Stockholders, are:

Robert M. Behringer

Robert S. Aisner

E. Alan Patton

Roger D. Bowler

Sami S. Abbasi

SECTION 6.2.      EXPERIENCE. ~~Upon the Commencement of the Initial Public Offering, each~~Each Director, other than Independent Directors, shall have at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully ~~oversee a real estate operating company and at~~acquire and manage the type of assets being acquired by the Company. At least one (1) of the Independent Directors shall have three (3) years of relevant real estate experience.

SECTION 6.3.      COMMITTEES. Subject to the MGCL, the Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors.

SECTION 6.4.      TERM. ~~Except as may otherwise be provided in the terms of any Preferred Shares issued by the Company, each~~Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

SECTION 6.5.      FIDUCIARY OBLIGATIONS. The Directors and the Advisor serve in a fiduciary capacity to the Company and have a fiduciary duty to the ~~Stockholders~~holders of ~~the Company~~Common Shares, including, with respect to the Directors, a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

SECTION 6.6.      RESIGNATION, REMOVAL OR DEATH. Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote generally in the election of directors, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

SECTION 6.7.      RIGHTS OF OBJECTING STOCKHOLDERS. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board, upon the affirmative vote of a majority of the Board, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions or all transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

SECTION 6.8.      RATIFICATION OF CHARTER BY INDEPENDENT DIRECTORS. Prior to the sale of any Common Shares in the Initial Public Offering, this Charter shall have been reviewed and ratified by the Board, including by a majority of the Independent Directors.

ARTICLE VII

POWERS OF THE BOARD OF DIRECTORS

SECTION 7.1.      GENERAL. The business and affairs of the Company shall be managed under the direction of the Board, and the Board shall have full, exclusive and absolute power, control and authority over the Company’s assets and over the business of the Company as if it, in its own right, was the sole owner thereof, except as otherwise limited by the Charter. In accordance with the policies on investments and borrowing set forth in this Article VII and Article IX hereof, the Board shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

SECTION 7.2.      SPECIFIC POWERS AND AUTHORITY.  Subject only to the express limitations set forth herein, and in addition to all other powers and authority conferred by the Charter, MGCL or other law, the Board, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(i)            INVESTMENTS.  Subject to the limits contained in Section 9.3 and Section 12.5 hereof, the Board shall have the power and authority to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Board may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Board shall take such actions as it deems necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

(ii)           REIT QUALIFICATION. The Board shall use its best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code, unless the Board, in its sole discretion, determines at any time, due to changes in tax legislation or otherwise, that qualification as a REIT is not in the best interests of the Company. Following such REIT qualification, the Board shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board determines that it no longer is in the best interests of the Company to qualify as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation set forth in this Charter which is intended to preserve the status of the Company as a REIT, including, without limitation, the restrictions and limitations on stock ownership and transfers in Section 5.10 hereof, is no longer required for REIT qualification and may waive compliance with any such restriction or limitation.

(iii)          SALE, DISPOSITION AND USE OF COMPANY ASSETS.  Subject to Articles IX and X and Sections 12.5 and 13.3 hereof, the Board shall have the power and authority to (A) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or any Director) any or all of the Company’s assets, (B) dispose of any or all of the Company’s assets by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Board by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as it deems appropriate, (C) give consents and make contracts relating to the Company’s assets and their use or other property or matters, (D) develop, improve, manage, use, alter or otherwise deal with the Company’s assets, and (E) rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law. This clause (iii) shall in no way limit the voting rights of stockholders set forth in Section 11.2.

(iv)          FINANCINGS. The Board shall have the power and authority (a) to borrow or in any other manner raise money for the purposes and on the terms it determines, which terms (1) may include evidencing the same by issuance of Securities of the Company and (2) may have such provisions as the Board may determine; (b) to reacquire such Securities; (c) to enter into other contracts or obligations on behalf of the Company to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; (d) to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company’s assets to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and (e) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company’s Leverage shall be limited by the provisions of Section 9.3(viii) hereof.

(v)           LENDING. Subject to all applicable limitations in the Charter, including without limitation Section 10.1 hereof, the Board shall have the power and authority to lend money or other assets of the Company on such terms, for such purposes and to such Persons as it may determine.

(vi)          ISSUANCE OF SECURITIES. Subject to the provisions of Article V hereof, the Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or other Securities, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

(vii)         EXPENSES AND TAXES. The Board shall have the power and authority (A) to pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board, for carrying out the purposes of the Charter and conducting the business of the Company, including (1) compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company and (2) any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company’s assets or the Directors in connection therewith and (B) to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(viii)        COLLECTION AND ENFORCEMENT. The Board shall have the power and authority to collect, sue for and receive money or other property due to the Company; to consent to extensions of time for the payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company’s assets or the Company’s affairs; and to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(ix)           DEPOSITS. The Board shall have the power and authority to deposit funds or Securities constituting part of the Company’s assets in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Board may determine.

(x)            ALLOCATION; ACCOUNTS. The Board shall have the power and authority to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other ~~Distribution~~distribution on any investment as, or apportion it between, income and capital; in its discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any of the Company’s assets in such amounts and by such methods as it determines constitute net earnings, profits or surplus in their discretion; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

(xi)           VALUATION OF ASSETS. The Board shall have the power and authority to determine the value of all or any part of the Company’s assets and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company’s assets, all in accordance with such appraisals or other information as are reasonable and necessary, in its sole judgment.

(xii)          OWNERSHIP AND VOTING POWERS. The Board shall have the power and authority to exercise all of the rights, powers, options and privileges pertaining to the ownership of any of the Company’s assets to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(xiii)         OFFICERS, ETC.; DELEGATION OF POWERS. The Board shall have the power and authority to elect, appoint or employ such officers for the Company and such committees of the Board with such powers and duties as the Board may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Board may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Board or as their attorneys or otherwise, as the Board may determine; and to establish such committees as it deems appropriate.

(xiv)        ASSOCIATIONS. Subject to Section 12.5 hereof, the Board shall have the power and authority to cause the Company to enter into Joint Ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(xv)         REORGANIZATIONS, ETC. Subject to Sections 13.2 and 13.3 hereof, the Board shall have the power and authority to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company’s assets, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company’s assets to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, securities or any other interests.

(xvi)        INSURANCE. The Board shall have the power and authority to purchase and pay for out of the Company’s assets insurance policies insuring the Stockholders, the Company and the Company’s assets against any and all risks, and insuring the Directors, officers, Advisors and Affiliates of the Company, individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of each such insured holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that the indemnification be limited to that permitted by Section 12.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board’s power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable federal and state laws and the NASAA REIT Guidelines.

(xvii)       DISTRIBUTIONS. The Board shall have the power and authority to authorize dividends for declaration and payment by the Company or other ~~Distributions~~distributions to Stockholders, subject to the provisions of Section 5.2 hereof.

(xviii)      DISCONTINUE OPERATIONS; BANKRUPTCY. The Board shall have the power and authority to discontinue the operations of the Company (subject to Section 13.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Company (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company’s assets or the Company as the Board, in such capacity, and in its discretion may determine.

(xix)         FISCAL YEAR. Subject to the Code, the Board shall have the power and authority to adopt, and from time to time to change, the fiscal year for the Company.

(xx)          SEAL. The Board shall have the power and authority to adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(xxi)         BYLAWS. The Board shall have the exclusive power and authority to adopt, implement and from time to time alter, amend or repeal the Bylaws.

(xxii)        LISTING SHARES. The Board shall have the power and authority to cause the Listing of the Shares at any time after completion of the Initial Public Offering ~~and to make any amendment to the Charter or Bylaws necessary to effectuate the Listing, without the concurrence of the Stockholders~~.

(xxiii)       FURTHER POWERS. The Board shall have the power and authority to do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, even if such powers are not specifically provided hereby.

SECTION 7.3.      DETERMINATION BY BOARD OF BEST INTEREST OF COMPANY.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter, shall be final and conclusive and shall be binding upon the Company and every Stockholder: the amount of the Net Income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other ~~Distributions~~distributions; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or ~~Distributions~~distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or ask price to be applied in determining the fair value, of any asset owned or held by the Company or of any Shares; the number of Shares of any class; any matter relating to the acquisition, holding and disposition of any assets by the Company; any matter relating to the qualification of the Company as a REIT or election of a different tax status for the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board.

SECTION 7.4.      BOARD ACTION WITH RESPECT TO CERTAIN MATTERS  A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE VIII

ADVISOR

SECTION 8.1.      APPOINTMENT AND INITIAL INVESTMENT OF ADVISOR.  The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained.

The Board shall require that the initial Advisor or its Affiliate make a contribution of $10,004.49 to either the Company or the Operating Partnership, and prior to the Commencement of the Initial Public Offering, the Advisor or its Affiliate shall make another contribution of $189,997.20 to either the Company or the Operating Partnership (such amounts shall be collectively referred to herein as the “Initial Investment”).

SECTION 8.2.      SUPERVISION OF ADVISOR.  The Board shall review and evaluate the qualifications of the Advisor before entering into an Advisory Agreement and shall evaluate the performance of the Advisor before ~~entering into or~~ renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. ~~Upon the Commencement of the Initial Public Offering, the~~  The Independent Directors will be responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. ~~In addition, upon the Commencement of the Initial Public Offering, from time to time, but not less often than annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. Upon the Commencement of the Initial Public Offering, the~~The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and ~~the investment~~ that such compensation is within the limits prescribed by the Charter.  The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Company ~~and~~to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

SECTION 8.3.      FIDUCIARY OBLIGATIONS.  The Advisor shall have a fiduciary responsibility and duty to the Company and to the ~~Stockholders.~~ holders of Common Shares.

SECTION 8.4.      AFFILIATION AND FUNCTIONS.  The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

SECTION 8.5.      TERMINATION.  Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement upon sixty (60) days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Board in making an orderly transition of the advisory function.

SECTION 8.6.      COMMISSION ON SALE OF ASSETS.  The Company or the Operating Partnership, as applicable, may pay the Advisor a disposition fee upon the Sale of one or more Assets, in an amount equal to the lesser of (i) one-half (1/2) of the aggregate brokerage commission paid (including this disposition fee) or, if no such commission is paid, the amount of such a commission that customarily would be paid for the purchase and sale of such Asset that is reasonable, customary, and competitive in light of the size, type and location of such Asset (as determined by the Board, including a majority of the Independent Directors), or (ii) three percent (3%) of the sales price of such Property or Asset; provided, however, that, in connection with such Sale, such payment shall be subordinated to ~~Stockholders’~~the receipt by holders of Common Shares of Distributions in an amount equal to or in excess of the sum of Invested Capital plus ~~the~~a Stockholders’ ~~7%~~ Return of 7%.  Payment of such fees may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties or Asset or Assets, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent (6%) of the sales price of such Property or Properties or Asset or Assets.

SECTION 8.7.      PARTICIPATION IN NET SALE PROCEEDS.  The Operating Partnership may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, in accordance with the Operating Partnership Agreement; provided the amount or percentage of the interest is reasonable.  Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the net proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to a Stockholders’ Return of 6%.  In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company Assets by each respective Advisor or any Affiliate.

SECTION 8.8.      ORGANIZATION AND OFFERING EXPENSES LIMITATION.  The ~~Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that following the Commencement of the Initial Public Offering the~~ total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed fifteen percent (15%) of the Gross Proceeds of each Offering.

SECTION 8.9.      LIMITATION ON ACQUISITION FEES.  The Company ~~or the Operating Partnership, as applicable, may pay the Advisor and its Affiliates fees for the identification, review and evaluation of potential investments in Assets; provided, however, that the total of all~~shall not purchase an Asset if the Acquisition Fees and Acquisition Expenses ~~shall be~~incurred in connection therewith are not reasonable~~, and shall not~~ or if they exceed an amount equal to six percent (6%) of the Contract Purchase Price, or, in the case of a Mortgage or other loan, six percent (6%) of the funds advanced, provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

SECTION 8.10.    REIMBURSEMENT FOR TOTAL OPERATING EXPENSES.  The Company may reimburse the Advisor, at the end of each fiscal quarter, for all costs and expenses incurred by the Advisor which are in any way related to the operation of the Company or the Company business; provided, however, that ~~following the Commencement of the Initial Public Offering,~~ the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four (4) consecutive fiscal quarters then ended, exceed the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such year.  The Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified.  Within sixty (60) days following the end of ~~the Company’s first fiscal year after the Commencement of the Initial Public Offering~~any fiscal quarter for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the ~~Stockholders~~holders of Common Shares a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board.  In the event that the Independent Directors do not determine that such Excess Amount was justified, the Advisor shall reimburse the Company the amount by which the expenses exceeded the 2%/25% Guidelines.

SECTION 8.11.    REIMBURSEMENT LIMITATION.  The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE IX

INVESTMENT POLICIES AND LIMITATIONS

SECTION 9.1.      INVESTMENT POLICIES.  ~~No later than the Commencement of the Initial Public Offering, the~~The Directors shall establish written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to ensure such policies are carried out. Once established, the Independent Directors shall review the investment policies of the Company with sufficient frequency (and~~, upon Commencement of the Initial Public Offering,~~ not less often than annually) to determine that the policies being followed by the Company are in the best interests of its ~~Stockholders.~~holders of Common Shares.  Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

SECTION 9.2.      CERTAIN PERMITTED INVESTMENTS

(i)            The Company may invest in Assets, as defined in Article IV hereof.

(ii)           The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate; provided, however, that ~~following the Commencement of the Initial Public Offering,~~ the Company may only so invest if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(iii)          The Company may invest in equity Securities; provided, however, that ~~following the Commencement of the Initial Public Offering,~~ the Company may only so invest in compliance with Section 9.3 hereof, and only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

SECTION 9.3.      INVESTMENT LIMITATIONS.  In addition to other investment restrictions imposed by the Board from time to time, consistent with the Company’s objective of qualifying as a REIT, ~~as of the Commencement of the Initial Public Offering,~~ the Company’s investments must reflect the following investment limitations:

(i)            No more than ten percent (10%) of the Company’s total assets ~~acquired after the Commencement of the Initial Public Offering~~ shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(ii)           The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in Assets.

(iii)          The Company shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Directors, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any ~~Stockholder.~~holder of Common Shares.  In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(iv)          The Company shall not make or invest in any Mortgage, including a construction loan, on any one (1) property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

(v)           The Company shall not invest in indebtedness secured by a mortgage on Real Property which is subordinate to the mortgage or equity interest of the Advisor, any Director, the Sponsor or any Affiliate of the Company.

(vi)          The Company shall not issue (A) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to any redemption plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (B) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) equity Securities on a deferred payment basis or under similar arrangements; or (D) options or warrants to purchase Shares of the Company to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed ten percent (10%) of the outstanding Common Shares on the date of grant. ~~After the Commencement of the Initial Public Offering, the~~The voting rights per share of Shares of the Company (other than the publicly held Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Shares as the consideration paid to the Company for each privately offered Share of the Company bears to the book value of each outstanding publicly held Share.

(vii)         A majority of the ~~Independent~~ Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by the Independent Directors.

(viii)        The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of the Leverage ~~attributable to properties purchased after the Commencement of the Initial Public Offering~~ shall not exceed three hundred percent (300%) of the Net Assets ~~acquired after the Commencement of the Initial Public Offering,~~ as of the date of any borrowing. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such 300% level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Company following such borrowing, along with justification for such excess.

(ix)           The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Company.

(x)            The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

SECTION 9.4.      REVIEW OF INVESTMENT ACTIVITY.  The Company will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.

ARTICLE X

CONFLICTS OF INTEREST

SECTION 10.1.    TRANSACTIONS BETWEEN THE COMPANY, SPONSOR, ADVISOR, DIRECTORS OR AFFILIATES.  The Company shall participate in transactions with the Sponsor, the Advisor, a Director, or any Affiliate thereof in compliance with any applicable provision of the NASAA REIT Guidelines, any applicable provision of Maryland law and policies adopted by the Board of Directors. In addition~~, upon the Commencement of the Initial Public Offering~~:

(i)            The Company may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Director, or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price to the Company of any such Asset purchased from the Sponsor, the Advisor, a Director, or any Affiliate thereof exceed its current appraised value.

(ii)           The Company may sell or lease Assets to an Advisor, Sponsor, Director or Affiliate thereof if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

(iii)          The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof except as permitted under Section 9.3 hereof or loans to wholly owned subsidiaries of the Company.  The Company may not borrow money from the Sponsor, Advisor, Directors and any Affiliates thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as being fair, competitive, and commercially reasonable, and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.  These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the Board.  By way of example only, the prohibition on loans shall not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor shall the prohibition limit the Company’s ability to advance reimbursable expenses incurred by Directors or officers of the Advisor or its Affiliates, or the Advisor itself.

SECTION 10.2.    CONFLICT RESOLUTION PROCEDURES.  From time to time the Board, with the approval of a majority of the Independent Directors, may adopt conflict resolution procedures.

ARTICLE XI

STOCKHOLDERS

SECTION 11.1.    MEETINGS OF STOCKHOLDERS.

(i)            There shall be an annual meeting of the Stockholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report.  The Directors, including the Independent Directors, shall take reasonable steps to ensure this requirement is met. ~~The Stockholders~~A majority of the Common Shares present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors ~~by a plurality of the votes cast in person or by proxy at an annual meeting at which a quorum is present~~.  A quorum shall be fifty percent (50%) of the then outstanding Shares entitled to vote.

(ii)           Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors or a majority of the Independent Directors, and~~, following the~~

 ~~Commencement of the Initial Public Offering,~~ shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Common Shares entitled to be voted on any issue proposed to be considered at any such special meeting.  Notice of any special meeting of Stockholders shall be given as provided in the Bylaws, and the special meeting shall be held not less than fifteen (15) days nor more than sixty (60) days after the delivery of such notice.  If the meeting is called by written request of Stockholders as described in this Section 11.1(ii), notice of the special meeting shall be sent to all Stockholders within ten (10) days of the receipt of the written request, and the special meeting shall be held at the time and place specified in the Stockholder request; provided, however, that if none is so specified, at such time and place convenient to the ~~Stockholders.~~holders of Common Shares.  If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors.  Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

(iii)         Notwithstanding anything to the contrary in this Charter, meetings of the holders of Common Shares shall comply with VI.A. of the NASAA REIT Guidelines.

SECTION 11.2.    VOTING RIGHTS OF ~~STOCKHOLDERS~~HOLDERS OF COMMON STOCK.  Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the ~~Stockholders~~holders of Common Shares shall be entitled to vote only on the following matters: (i) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 6.4 and 6.6 hereof; (ii) amendment of the Charter as provided in Section 13.1 hereof and without the concurrence of the Board; (iii) reorganization of the Company as provided in Section 13.2 hereof; (iv) being a party to a merger, consolidation or Sale or other disposition of all or substantially all of the Company’s assets, ~~as provided in Section 13.3 hereof~~regardless of any provision of the MGCL that may not require the approval of the holders of Common Shares; (v) dissolution of the Company ~~as provided in Section 14.1~~without the necessity for concurrence by the Board; and (vi) such other matters with respect to which the Board has adopted a resolution declaring that a proposed action is advisable and declaring that the matter be submitted to the ~~Stockholders~~holders of Common Shares for approval or ratification.  Except with respect to the foregoing matters, no action taken by the ~~Stockholders~~holders of Common Shares at any meeting shall in any way bind the Board.  Further, except as provided by Section 13.1, none of the actions in (ii), (iii), (iv) or (v) above may be taken without the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote on the matter.  Notwithstanding anything to the contrary in this Charter, holders of Common Shares shall have the voting rights provided by VI.B. of the NASAA REIT Guidelines.

SECTION 11.3.    VOTING LIMITATIONS ON SHARES HELD BY THE ADVISOR, DIRECTORS AND AFFILIATES.  With respect to Shares owned by the Advisor, any Director, or any of their Affiliates, ~~following the Commencement of the Initial Public Offering,~~ neither the Advisor, nor such Director(s), nor any of their Affiliates may vote or consent on matters submitted to the ~~Stockholders~~holders of Common Shares regarding the removal of the Advisor ~~or any Director who is not an Independent Director~~, such Director(s) or any of their Affiliates or any transaction between the Company and any of them~~.~~; provided that the preceding restriction shall only apply to Directors with an interest in the matter submitted to the holders of Common Shares for a vote.  In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Director(s) and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

SECTION 11.4.    RIGHT OF INSPECTION.  Any ~~Stockholder~~holder of Common Shares and any designated representative thereof shall be permitted access to the records of the Company to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge.  Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 11.5.    ACCESS TO STOCKHOLDER LIST.  An alphabetical list of the names, addresses and telephone numbers of the ~~Stockholders~~holders of ~~the Company~~Common Shares, along with the number of Common Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by a ~~Stockholder or the Stockholder~~holder of Common Shares or such holder’s designated agent at the home office of the Company in accordance with Maryland law.  The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. ~~Following the Commencement of the Initial Public Offering, a~~A copy of such list shall be mailed to any ~~Stockholder~~holder of Common Shares so requesting within ten (10) days of receipt by the Company of the request and the copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A ~~Stockholder~~holder of Common Shares may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, ~~and~~ the exercise of Stockholder rights under federal proxy laws~~.~~ or for any other proper purpose.  Each Stockholder who receives a copy of the Stockholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such Stockholder will keep the Stockholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Stockholder List.

~~Following the Commencement of the Initial Public Offering, if~~If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any ~~Stockholder~~holder of Common Shares requesting the list for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any ~~Stockholder~~holder of Common Shares by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is ~~to secure~~not for a proper purpose but is instead for the purpose of securing such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same ~~for a~~to solicit the acquisition of Shares or for another commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to ~~Stockholders~~holders of Common Shares requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 11.6.    REPORTS.  The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each ~~Stockholder~~holder of Common Shares as of a record date after the end of the fiscal year and each holder of other publicly held Securities within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ~~ending after the Commencement of the Initial Public Offering~~ that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its ~~Stockholders~~holders of Common Shares and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

SECTION 11.7.    PROXY TO LIQUIDATE.  At any time after six (6) years following the Termination of the Initial Public Offering, ~~unless the Initial Public Offering fails to be declared effective within twenty-four (24) months of the end of the First Private Offering, in which case six (6) years after the termination of the First Private Offering,~~ if the Company is not then Listed, in the process of Listing or making an orderly liquidation and sale of the Company’s assets, and unless such date is extended by the majority vote of the Directors, including the Independent Directors, then upon receipt by the Secretary of the Company of written requests from Stockholders holding ten percent (10%) or more of the outstanding Common Shares (the “Proxy Request”) directing that the Company formally proxy the Stockholders holding Shares entitled to vote thereon to determine whether the Company should be dissolved (the “Proxy to Liquidate”), the Company shall send a Proxy to Liquidate to each Stockholder holding Shares entitled to vote thereon within sixty (60) days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of the Company’s assets, which the Company shall obtain as part of this proxy process, and the filing with and review of such Proxy to Liquidate by the Securities and Exchange Commission (the “SEC”), if the Company’s securities are registered with the SEC under the Exchange Act. In response to a Proxy Request, the Company shall not be required to send Proxies to Liquidate to Stockholders holding Shares entitled to vote thereon more frequently than once during every two (2) year period. To ensure that Stockholders are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Stockholder holding Shares entitled to vote thereon shall include financial information setting forth per Share pro forma tax and financial projections that assume that all of the Company’s assets will be sold immediately at prices consistent with their appraised values, or such other information as the Company deems appropriate and informative, provided in all such cases that the furnishing of such information to Stockholders shall not contravene applicable law or applicable rules and regulations of the SEC regarding the solicitation of proxies, if such rules are applicable. The Proxy to Liquidate shall contain a forty-five (45) day voting deadline or set a meeting of the Stockholders holding Shares entitled to vote thereon no earlier than forty-five (45) days after notice thereof, and the actual voting results shall be tabulated by the Company’s independent accountants or an independent agent, who will receive the votes directly from the Stockholders holding Shares entitled to vote thereon. The Company shall disclose the complete voting results for the Proxy to Liquidate in the Company’s next annual or quarterly report on sent to the Stockholders for the period following the date on which voting was completed. If a majority vote of the Stockholders holding Shares entitled to vote thereon is cast in favor of the dissolution of the Company, the assets of the Company shall be fully liquidated within thirty (30) months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the Board direct the Operating Partnership to make distributions “in kind” of any assets to the Stockholders under any dissolution conducted pursuant to this Section.

SECTION 11.8.    TENDER OFFERS.  If any Stockholder makes a tender offer, including, without limitation, a “mini-tender” offer, such Stockholder must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding Securities of the Company, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Stockholder must provide notice to the Company at least ten (10) business days prior to initiating any such tender offer. If any Stockholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant Stockholder’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per Share of Common Stock purchased in the Company’s latest Offering at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to the distribution reinvestment plan), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the Company or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Company may purchase such Tendered Shares upon delivery of the purchase price to the Stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Company may instruct any transfer agent to transfer such purchased shares to the Company.  In addition, any Stockholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.8, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company. The Company maintains the right to offset any such expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 11.  In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

SECTION 11.9.    UNSOLICITED TAKEOVER STATUTE.  Until such time as the Common Shares are Listed, the Company may not elect to be governed by the provisions of Title 3, Subtitle 8 of the MGCL.

ARTICLE XII

LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES; TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 12.1.    LIMITATION OF STOCKHOLDER LIABILITY.  No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of being a Stockholder.  The Common Shares shall be non-assessable by the Company upon receipt by the Company of the consideration for which the Board authorized their issuance.

SECTION 12.2.    LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION.  (i)         Subject to the provisions of paragraph (iii) or (iv) below or the limitations of any applicable provisions under Maryland law or the NASAA REIT Guidelines, no Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(i), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(i), shall apply to or affect in any respect the applicability of the provisions of this Section 12.2(i) with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(ii)           Subject to the provisions of paragraph (iii) or (iv) below or the limitations of any applicable provisions under Maryland law, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director, officer or employee of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (b) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of ~~such Company~~another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other entity and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (c) the Advisor, any of its Affiliates or employees of any of the foregoing acting as an agent of the Company.  The Company may, with the approval of the Board or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company.  The Board may take such action as is necessary to carry out this Section 12.2(ii).  No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(iii)          Notwithstanding anything to the contrary contained in paragraph (i) or (ii) above, ~~upon the Commencement of the Initial Public Offering,~~ the Company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them and the Company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(a)           The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(b)           The Indemnitee was acting on behalf of or performing services for the Company.

(c)           Such liability or loss was not the result of (1) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (2) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(d)           Such indemnification or agreement to hold harmless is recoverable only out of ~~Net Assets~~net assets and not from the Stockholders.

(iv)          Notwithstanding anything to the contrary contained in paragraph (i) or (ii) above, ~~upon the Commencement of the Initial Public Offering,~~ the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee or any person acting as a broker-dealer unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the ~~Indemnitee~~particular indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the ~~Indemnitee~~particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the ~~Indemnitee~~particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

SECTION 12.3.    PAYMENT OF EXPENSES.  ~~Upon the Commencement of the Initial Public Offering, the~~The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 12.2(iii) hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e)(2) through (4) of the MGCL or any successor statute.

SECTION 12.4.    EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS.  Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 12.5.    TRANSACTIONS WITH AFFILIATES.  Other than as otherwise provided herein, ~~following the Commencement of the Initial Public Offering,~~ all other transactions between the Company and the Advisor, the Sponsor, a Director or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the Person who is party to the transaction or not otherwise interested in the transaction that:

(i)            The transaction is fair and reasonable to the Company.

(ii)           The terms and conditions of such transaction are not less favorable to the Company than those available from unaffiliated third parties.

ARTICLE XIII

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 13.1.    AMENDMENT.  The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights of any Shares of outstanding stock~~, by a majority of the Directors (including a majority of the Independent Directors) adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the Stockholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual Stockholders’ meeting~~.  All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation.  Notwithstanding anything to the contrary contained herein, a majority of the entire Board (including a majority of the Independent Directors) without the vote or consent of the Stockholders may at any time amend the Charter (a) to increase or decrease the number of aggregate Shares of the Company or the number of Shares of any class or series that the Company has the right to issue, (b) to change the name of the Company, (c) to change the designation of classes or series of unissued Shares or (d) to effect a reverse stock split in accordance with Section 2-309(e) of the MGCL~~.~~; provided, however, that an amendment of the Charter that adversely affects the rights, preferences and privileges of holders of Common Shares shall require the concurrence of the holders of a majority of the outstanding Common Shares.  Except as otherwise provided in the Charter, and to the extent otherwise permitted by Maryland law, any amendment to the Charter shall be valid ~~only~~ if approved by the affirmative vote of a majority of all votes of the Stockholders entitled to be cast on the matter~~, including without limitation, (1) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (2) any amendment to Article IX, Article X, Article XII, Article XIV, Sections 6.2, 6.5, 6.6, 13.2 and 13.3 hereof and this Section 13.1 (or any other amendment of the Charter that would have the effect of amending such sections)~~.

SECTION 13.2.    REORGANIZATION.  Subject to the provisions of any class or series of Shares at the time outstanding, the Board shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company’s assets and to carry on the affairs of the Company, or (ii) to merge the Company into, or sell, convey and transfer the Company’s assets to any such corporation, association, trust or organization in exchange for securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above, terminate the Company and deliver such securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Shares held by them; provided, however, that, except as permitted by law, any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 13.3.    MERGER, CONSOLIDATION OR SALE OF COMPANY ASSETS.  Subject to the provisions of any class or series of Shares then outstanding, the Board shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company’s assets; or (iv) dissolve or liquidate the Company; provided, however, that, except as permitted by law, such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 13.4.    ROLL-UP TRANSACTIONS~~Following the Commencement of the Initial Public Offering, in~~.  In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Appraiser.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering.  The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve (12) month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction.  ~~Following the Commencement of the Initial Public Offering, in~~In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to ~~Stockholders~~holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

(i)            accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii)           one of the following:

(a)           remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b)           receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

~~Following the Commencement of the Initial Public Offering, the~~The Company is prohibited from participating in any proposed Roll-Up Transaction:

(i)            that would result in the ~~Stockholders~~holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections ~~11~~11.1, 11.2, 11.3, 11.6 and 12.1 hereof;

(ii)           that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(iii)          in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 ~~and 11.6~~ hereof; or

(iv)          in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the ~~Stockholders.~~ holders of Common Shares.

ARTICLE XIV

DURATION OF COMPANY

SECTION 14.1.    DISSOLUTION UPON FAILURE TO OBTAIN LISTING.  The Company shall consider Listing its Common Shares or liquidating on or before the seventh (7th) anniversary of the Termination of the Initial Public ~~Offering, unless the Initial Public Offering fails to be declared effective within twenty-four (24) months of end of the First Private Offering, in which case the Company will consider Listing its Shares or liquidating on or before the seventh (7th) anniversary after the termination of the First Private~~ Offering.  In the event that the process of Listing or the orderly liquidation and Sale of the Company’s assets has not begun before the seventh (7th) anniversary of ~~either~~ the ~~Company’s~~Termination of the Initial Public Offering~~, or the First Private Offering,~~ as set forth above (unless a majority of the Board and a majority of the Independent Directors shall approve otherwise and set a future date for such Listing or the Company’s liquidation), the Company shall promptly prepare and deliver to Stockholders holding Shares entitled to vote thereon a Proxy to Liquidate conforming to the requirements set forth in Section 11.7 hereof.  The Company shall not be obligated to deliver to Stockholders entitled to vote thereon more than one Proxy to Liquidate under this Section 14.1.  If the Stockholders holding a majority of the outstanding Shares entitled to vote thereon approve the dissolution of the Company, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve.  In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1.    GOVERNING LAW.  These Articles of Amendment and Restatement are executed by the individual named below and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the MGCL without regard to conflicts of laws provisions thereof; provided that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of securities to its residents or within such state.  The provisions of this Section 15.1 shall cease to have any effect on the earlier of the date upon which (i) the Company shall have a class of security that is a “covered security,” as defined in the Securities Act or (ii) the Company is no longer subject to the NASAA REIT Guidelines.

SECTION 15.2.    RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Stockholders; (iv) a copy of the Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts that relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Board or by any duly authorized officer, employee or agent of the Company.

SECTION 15.3.    PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(i)            The provisions of this Charter are severable, and if the Board shall determine that any one or more of such provisions impermissibly conflict with the NASAA REIT Guidelines or are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

(ii)           If any provision of this Charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Charter in any jurisdiction.

SECTION 15.4.    CONSTRUCTION. In this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Charter. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the MGCL.

SECTION 15.5.    RECORDATION. These Articles of Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record these Articles or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles or any amendment hereto. Any Articles of Amendment and Restatement shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.